                                                                    Exhibit 10.m


                             MANAGEMENT AGREEMENT

                                    between

                   COURTYARD BY MARRIOTT LIMITED PARTNERSHIP

                                      and

                       COURTYARD MANAGEMENT CORPORATION



                                January 4, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
Article I - Definition of Terms
-------------------------------

     1.01  Definition of Terms...............................................2
     1.02  Terms Defined in Other Sections..................................21

Article II - Appointment of Management Company
----------------------------------------------

     2.01  Termination of Operating Lease...................................23
     2.02  Appointment......................................................23
     2.03  Delegation of Authority..........................................23
     2.04  No Covenants or Restrictions.....................................24
     2.05  Non-Discrimination...............................................24

Article III - Ownership of Hotels
---------------------------------

     3.01  Ownership of Hotels..............................................25
     3.02  Subordination, Nondisturbance, and Attornment....................26

Article IV - Term
-----------------

     4.01  Term.............................................................28
     4.02  Termination Fee..................................................29
     4.03  Performance Termination..........................................32
     4.04  Actions to be Taken Upon Termination.............................33

Article V - Compensation of Management Company
----------------------------------------------

     5.01  Management Fees..................................................39
     5.02  Use of Available Cash Flow.......................................40
     5.03  Accounting and Interim Payment...................................42
     5.04  Working Capital Loans............................................43
     5.05  Reimbursement of Manager.........................................43

Article VI - Pre-Opening
------------------------

     Intentionally Omitted

Article VII - Working Capital and Fixed Asset Supplies
------------------------------------------------------

     7.01  Working Capital; Inventories and Fixed Asset Supplies............46


Article VIII - Repairs, Maintenance and Replacements
----------------------------------------------------
     8.01  Repairs and Maintenance..........................................47
     8.02  Repairs and Equipment Reserve....................................47
     8.03  Building Alterations, Improvements, Renewals, and Replacements...54
     8.04  Liens............................................................57
     8.05  Ownership of Replacements........................................57

Article IX - Bookkeeping and Bank Accounts
------------------------------------------

     9.01  Books and Records................................................58
     9.02  Hotel Accounts, Expenditures.....................................59
     9.03  Annual Operating Projection......................................60
     9.04  Operating Losses:  Credit........................................61

Article X - Trademark and Trade Name
------------------------------------

     10.01 Courtyard by Marriott Name.......................................62
     10.02 Purchase of Inventories and Fixed Asset Supplies.................63
     10.03 Breach of Covenant...............................................63
     10.04 Computer Software and Equipment..................................63

Article XI - Hotels
-------------------

     11.01 Payment of Ground Rental and Other Charges.......................65
     11.02 Management of Hotels.............................................65
     11.03 Chain Services...................................................66
     11.04 Owner's Right to Inspect.........................................67

Article XII - Insurance
-----------------------

     12.01 Property Insurance...............................................68
     12.02 Operational Insurance............................................69
     12.03 Coverage.........................................................70
     12.04 Cost and Expense.................................................70
     12.05 Policies and Endorsements........................................71

Article XIII - Taxes
--------------------

     13.01 Real Estate and Personal Property Taxes..........................72

Article XIV - Hotel Employees
-----------------------------

     14.01     Employees....................................... 73

Article XV - Damage, Condemnation and Force Majeure
---------------------------------------------------

     15.01     Damage and Repair............................... 74
     15.02     Condemnation.................................... 74
     15.03     Force Majeure................................... 75

Article XVI - Defaults
----------------------

     16.01     Defaults........................................ 77
     16.02     Remedies........................................ 78

Article XVII - Waiver and Partial Invalidity
--------------------------------------------

     17.01     Waiver.......................................... 80
     17.02     Partial Invalidity.............................. 80

Article XVIII - Assignment
--------------------------

     18.01     Assignment...................................... 81
     18.02     Collateral Assignment........................... 82

Article XIX - Sale of Hotels
----------------------------

     19.01     Right of Sale by Owner.......................... 84
     19.02     Rights of Manager Upon Sale of Hotels........... 84

Article XX - Right of Substitution
----------------------------------

     INTENTIONALLY OMITTED

Article XXI - Miscellaneous
---------------------------

     21.01     Right to Make Agreement......................... 88
     21.02     Consents........................................ 88
     21.03     Agency.......................................... 88
     21.04     Confidentiality................................. 89
     21.05     Applicable Law.................................. 90
     21.06     Other Operations................................ 90
     21.07     Headings........................................ 91
     21.08     Notices......................................... 91
     21.09     Environmental Matters........................... 92
     21.10     Offerings....................................... 93

     21.11     Memorandum of Management Agreement.............. 94
     21.12     Entire Agreement................................ 95

EXHIBIT "A" - List of Hotels................................... 96
EXHIBIT "B" - List of Hotels' Adjusted Sales Price/Base
               Price........................................... 98

                              MANAGEMENT AGREEMENT
                              --------------------

     This Management Agreement ("Agreement") is executed as of January 4, 1997 ("Effective Date"), by COURTYARD BY MARRIOTT LIMITED PARTNERSHIP ("Owner"), a Delaware limited partnership with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817 and COURTYARD MANAGEMENT CORPORATION ("Manager"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                               R E C I T A L S :

     A. Owner owns fifty (50) Courtyard by Marriott Hotels as further listed in Exhibit "A" attached hereto.

     B. On or about August 14, 1986, Owner and Manager entered into that certain management agreement whereunder Manager managed and operated the Hotels. Effective January 1, 1994, Owner and Manager terminated the August 14, 1986 management agreement and entered into a lease agreement whereunder Manager, as tenant, leased and operated the Hotels, (excluding the Hartford/Windsor, Connecticut Courtyard by Marriott Hotel) from Owner, as landlord.

     C. Effective January 1, 1994, Owner and Manager terminated the August 14, 1986 management agreement relating to the Hartford/Windsor, Connecticut Courtyard by Marriott Hotel and entered into a lease agreement whereunder Manager, as tenant, leased and operated the Hartford/Windsor, Connecticut Courtyard by Marriott Hotel from Owner, as landlord. The lease agreements set forth in Recital B above and this Recital C being hereinafter collectively referred to as the "1994 Operating Lease."

     D. Owner and Manager now wish to terminate the 1994 Operating Lease and Owner desires to have Manager manage and operate the Hotels and Manager is willing to perform such services for the account of Owner on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

     1.01 Definition of Terms
          -------------------
     The following terms when used in this Agreement shall have the meanings indicated:

     "Accounting Period" shall mean the four (4) week accounting periods having
      -----------------
the same beginning and ending dates as Manager's four (4) week accounting periods, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Manager's accounting system to the calendar.

     "Adjusted Sales Proceeds" shall mean, for each Hotel,  the amount shown on
      -----------------------
Exhibit B for the applicable Hotel.

     "Affiliate," "Affiliates" or "Affiliated Person" shall mean, when used with
      ----------------------------------------------
reference to a specified person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, and (iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. Affiliate, Affiliates or Affiliated Person of Owner or the general partner of Owner does not include a Person who is a partner in a partnership or joint venture with Owner or any other Affiliated Person if such Person is not otherwise an Affiliate or Affiliated Person of Owner or the general partner of Owner. Notwithstanding the foregoing, in no event shall Marriott International, Inc., the Manager, or any of their subsidiaries constitute an Affiliate of (a) Host Marriott Corporation or (b) any entity directly or indirectly controlled by Host Marriott Corporation (including, without limitation, Owner and its general partner).

     "Amendment of Ground Leases" means the Second Amendment of Ground Leases
      --------------------------
dated as of the Closing Date among the Marriott Ground Lessors and Owner, which amends each of the Marriott Ground Leases.

     "Available Cash Flow" shall mean, in each Fiscal Year (or other period with
      -------------------
respect to which a determination is made hereunder) the sum of (i) Operating Profit plus (ii) during the period there is any indebtedness due under the Loan Agreement or any Qualified Refinancing, the Current Ground Rent due for such Fiscal Year under the Marriott Ground Leases plus, (iii) during the period there is any indebtedness due under the Loan Agreement or any Qualified Refinancing, the Secondary Courtyard Management Fee, plus (iv) during the period there is any indebtedness due under the Loan Agreement or any Qualified Refinancing, any Subordinated

FF&E Contribution less (v) Qualifying Debt Service.

     "Bankruptcy Code" means the U.S. Bankruptcy Code, 11 U.S.C. (S)(S)101 et
      ---------------
seq., together with all amendments, modifications and replacements as the same may exist on any relevant date.

     "Base Management Fee" means Manager's fee for the following services
      -------------------
hereunder: corporate planning and policy services, financial planning and corporate financial services, risk planning and insurance services, corporate executive management, legislative and governmental representation, in-house legal services, and protection of the "Marriott" trade name and trademark. Such amount shall equal, during each Fiscal Year, three percent (3%) of Gross Revenues.

     "Base Price" shall mean, as to each Hotel, the amount set forth opposite
      ----------
the name of the Hotel as shown on Exhibit B attached hereto.

     "Cash Flow Available for Incentive Management Fee", in each Fiscal Year,
      ------------------------------------------------
shall equal Operating Profit less the sum of (a) Qualifying Debt Service plus
(b) the Owner's Priority Return.

     "Chain Services" shall mean those certain services furnished to each Hotel
      --------------
which are furnished generally on a central or regional basis to other hotels in the Courtyard by Marriott System. Chain Services shall include: (i) national and central sales office services; central operational support for rooms, food and beverage and engineering; central training services; career development; relocation of central management personnel; central safety and loss prevention services; central advertising and promotion (including direct and image media and advertising administration); centralized consumer affairs; to the extent not charged or allocated directly to the Hotel as a Deduction, the national and regional reservations system service and inventory and revenue management services; centralized computer payroll and accounting services; centralized computer system development, support and operating costs; central monitoring and management support from "line management" personnel such as area managers; (ii) such additional services are or may be, from time to time, furnished centrally or regionally for the benefit of hotels in the Courtyard by Marriott System or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis; provided, however, that services not currently included in Chain Services pursuant to (i) and (ii) above shall only be added to "Chain Services" if, and to the extent that, such services: (a) are not services included in the definition of Courtyard Management Fees or Base Management Fees; (b) are not services relating to non-routine work (it being understood that the cost and expense of such non-routine services shall be Deductions as set forth in Paragraph 6 of the definition of Operating Profit; and (c) are either (x) new services (i.e., not previously performed at or for the Hotels) or (y) services which theretofore had been performed at the Hotels, but which can be performed more efficiently and economically on a centralized, regional or other bases.

     "Closing Date" shall mean the date Owner receives loan proceeds pursuant to
      ------------
the financing contemplated in the Loan Agreement.

     "Collateral Assignment" means the Collateral Assignment of Management
      ---------------------
Agreement and Subordination Agreement dated as of the Closing Date among Manager, Owner, and Lehman Brothers Holdings Inc.

     "Computer Lease" shall mean a lease or other agreement under which computer
      --------------
equipment located in one or more Hotels is leased to Owner or Manager, as agent for Owner

(including the license, if any, of operating software therefor).

     "CPI" means the Consumer Price Index, all items for All Urban Consumers,
      ---
U.S. City Average and (a) using 1982-1984 as the standard reference base period equal to 100 or (b) if the CPI ceases to be issued with the reference base period referred to in clause (a) for any time period for which the CPI is to be determined hereunder, using for the CPI for the time period for which such reference base period is not used the standard reference base period for such time period times a conversion factor that will convert such CPI to a value corresponding to a 1982-1984 base period equal to 100.

     "Courtyard by Marriott System" shall mean, the Hotels managed and operated
      ----------------------------
by Manager from time to time, which Hotels are operated, as of the Effective Date, under the trade name "Courtyard by Marriott".

     "Courtyard Management Fee" shall mean Manager's fee for the following
      ------------------------
services hereunder: divisional executive management, divisional financial services, product planning and development, employee planning, protection of the "Courtyard" trade name and trademark, food service product development, and the services of Manager's technical and operational experts making periodic inspection and consultation visits to the Hotels. During each Fiscal Year, such amount shall consist of the sum of the Primary Courtyard Management Fee plus the Secondary Courtyard Management Fee.

     "Cumulative Capital" shall mean at any time Ninety Million Seven Hundred
      ------------------
Ninety Thousand Dollars ($90,790,000) (which is the amount of money or agreed value of real or personal property (other than evidences of indebtedness) actually invested by Owner in the Hotels) less the sum of (i) cumulative Net Sales Proceeds up to an amount not to exceed the aggregate Adjusted Sales Proceeds for all Hotels distributed to Owner subsequent to March, 1997, and (ii) less Net Refinancing Proceeds distributed to Owner (not including any distribution of proceeds from the debt evidenced in the Loan Agreement). For purposes of Severance Management Agreements, Cumulative Capital shall be an amount equal to (a) if the new Owner for such Hotel(s) purchased the Hotel(s), the amount of the difference between the purchase price paid by such new Owner to acquire the Hotel(s) and the principal amount of any indebtedness allocated to such Hotel(s), or (b) if the new Owner acquired the Hotel(s) by means of a deed in lieu of Foreclosure, an amount equal to the remainder of (i) the sum of the Base Price of the Hotel(s) subject to the Severance Management Agreement less (z) the principal amount of indebtedness allocated to such Hotel(s) of the loan which was foreclosed or to which the Hotel(s) was subject.

     "Current Ground Rent" shall mean, for any Fiscal Year or other period, the
      -------------------
total ground rent payable under all Marriott Ground Leases affecting any of the Hotels during such Fiscal Year or other period, whether paid in accordance with
Section 5.02 hereof or deferred pursuant to the Ground Lease Rental Subordination Agreement.

     "Deferred Ground Rent" shall be the aggregate of all "Deferred Rent" as
      --------------------
that term is defined under the Ground Lease Rental Subordination Agreement.

     "Deferred Incentive Management Fees" shall be an amount equal to Six
      ----------------------------------
Million Five Hundred Thousand Dollars ($6,500,000) less amounts distributed to Manager as payment of Deferred Incentive Management Fees from Cash Flow Available for Incentive Management Fees pursuant to Section 5.02. The Deferred Incentive Management Fee along with the payment made in Section 2.01 represent a negotiated amount in settlement of deferred amounts owed Manager as of the Effective Date pursuant to the 1994 Operating Lease.

     "Environmental Laws" shall mean any federal, state or local law, rule or
      ------------------
regulation (both present and future) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials, including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, and (ii) the
                                      -- ---
regulations promulgated thereunder, from time to time.

     "Equipment Leases" means all or any FF&E Leases, Telephone Leases, Computer
      ----------------
Leases, TV System Leases, and motor vehicle leases.

     "FF&E" shall mean (i) furniture, fixtures and furnishings and equipment and
      ----
(ii) FF&E Replacements.

     "FF&E Lease" means a lease of any FF&E located in one or more Hotels other
      ----------
than a TV System Lease, a Telephone Lease, a Computer Lease or a lease of a motor vehicle used primarily for transporting Hotel guests.

     "FF&E Replacements" shall mean the items enumerated in paragraphs (1) and
      -----------------
(2) of Section 8.02A.

     "Fiscal Year" shall mean Manager's Fiscal Year which now ends at midnight
      -----------
on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. A partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall, for purposes of this Agreement, constitute a separate Fiscal Year. If Manager's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce or materially delay the distributions of Operating Profit or other payments due Owner or Manager hereunder. When a Fiscal Year is identified with a calender year (e.g., "Fiscal Year 2007"), such reference shall mean the Fiscal Year most closely corresponding to such calendar year.

     "Fixed Asset Supplies" shall mean supply items including linen, china,
      --------------------
glassware, silver, and similar items.

     "Gross Revenues" shall mean for each Fiscal Year all revenue and income of
      --------------
any kind derived from the Hotels and all departments and parts thereof, including rentals or other payments from lessees, licensees or concessionaires, in the Hotels (but not including gross receipts of any such lessees, licensees or concessionaires, except as may be received by or on behalf of Owner as rent), the proceeds of business interruption insurance and telephone charges and receipts for food, beverage or other services, all determined in accordance with generally accepted accounting principles, excluding all refunds, rebates, discounts and credits of a similar nature, given, paid or returned by Owner or Manager in the course of obtaining such revenue and income. However, any amounts received, recognized or realized in the nature of the following shall not be included as Gross Revenues: (i) applicable sales, use and excise taxes or similar governmental charges collected directly from patrons or guests or as part of the sales price of any goods, services or displays (including, without limitation, occupancy, gross receipts, admission, cabaret or similar equivalent taxes); (ii) gratuities; (iii) Net Sale Proceeds, Net Refinancing Proceeds; (iv) proceeds from the sale of FF&E no longer necessary to the operation of the Hotel, which proceeds shall be deposited in the FF&E Reserve as set forth in
Section 8.02; and (v) interest earned on any reserves including the Repairs and Equipment Reserve.

     "Ground Lease Advances" shall mean those advances that may be made by
      ---------------------
Marriott

Ground Lessors pursuant to the Marriott Ground Leases.

     "Ground Lease Rental Subordination Agreement" means the Marriott Ground
      -------------------------------------------
Lease Rental Subordination Agreement dated as of the Closing Date among the Marriott Ground Lessors, Owner and Lehman Brothers Holdings Inc.

     "Hazardous Materials" shall mean any substance or material containing one
      -------------------
or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", or "asbestos", as such terms are defined in any applicable Environmental Law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable Environmental Law, or which may present a significant risk of harm to guests, invitees or employees of any Hotel.

     "Hotel" or "Hotels" shall refer individually or collectively to the fifty
      -----      ------
(50) hotels which are located as set forth on Exhibit A. The term "Hotel" or "Hotels" shall incorporate not only the Owner's legal interest in the real estate (either fee or leasehold) but all easement or other appurtenant rights along with the Owner's right, title and estate in all improvements constructed or to be constructed thereon and all fixtures, furniture, furnishings, equipment and supplies installed therein.

     "Incentive Management Fee" shall mean the payments which shall be made to
      ------------------------
Manager, as compensation (in addition to the Base Management Fee and the Courtyard Management Fee) to Manager for its services under this Agreement, in the amount of fifty percent (50%) of the Cash Flow Available for Incentive Management Fee in each Fiscal Year (or proration thereof); provided, however, that the Incentive Management Fee received by Manager, with respect to each Fiscal Year of the Term shall not exceed fifteen percent (15%) of Operating Profit for each Fiscal Year.

     "Inventories" shall mean "Inventories" as defined in the Uniform System of
      -----------
Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

     "Lenders" shall mean (a) Lehman Brothers Holdings Inc., the lender under
      -------
the Loan Agreement and its successors and assigns or (b) the lender or lenders under any Qualified Debt.

     "Loan Agreement" shall mean the Loan Agreement, dated as of the Closing
      --------------
Date between Owner and Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., pursuant to which debt financing for the Hotels will be provided in the amount of Three Hundred Twenty Five Million Dollars ($325,000,000), which will be secured by Mortgages on all Hotels, and which may be assigned, along with such mortgages and certain other documents, as part of a securitization of the debt to a trustee.

     "Management Fees" shall mean Base Management Fee, Courtyard Management Fee
      ---------------
and Incentive Management Fee.

     "Marriott Ground Lease" shall mean any ground lease (as amended by
      ---------------------
amendments as may be agreed to by Owner and the applicable Landlord from time to time) from a Marriott Ground Lessor to the Owner affecting the land on which a Hotel is located.

     "Marriott Ground Lessors" shall mean Essex House Condominium Corporation,
      -----------------------
Host Restaurants, Inc., Newark Properties, Inc., and Casa Maria of Maryland, Inc., as landlords under the Marriott Ground Leases, and their respective successors and assigns.

     "Net Refinancing Proceeds" shall mean the cumulative proceeds from any
      ------------------------
refinancing or borrowing made by Owner subsequent to March, 1997, the proceeds of which, net of refinancing costs, are applied to the repayment of previously incurred debt of Owner, or borrowed for distributions to the partners of Owner, including the proceeds of a sale and leaseback on which no taxable gain is recognized for Federal income tax purposes excluding proceeds under the Loan Agreement or any previous loans.

     "Net Sales Proceeds" shall mean the cumulative proceeds in excess of the
      ------------------
outstanding indebtedness under any Qualified Debt and other liabilities of Owner (such as reasonable transaction costs in connection with a sale, funds used to establish the escrow of funds required in this Management Agreement in connection with a sale or termination, or in the case of insurance proceeds or condemnation or taking awards, funds used to pay all costs of repairing or restoring the Hotel(s))received by Owner from (i) the exchange, condemnation, eminent domain taking, casualty, sale, or other disposition of all or a portion of the Hotels, or (ii) the liquidation of Owner's property interest in the Hotels in connection with a dissolution of Owner. Net Sales Proceeds shall not include the proceeds from the routine sale of used FF&E not in connection with the disposition of a Hotel.

     "Opening Date" shall mean the opening date of each Hotel, as set forth on
      ------------
Exhibit A.

     "Operating Loss" shall mean in each Accounting Period (or other period with
      --------------
respect to which a determination is made hereunder) a negative Operating Profit.

     "Operating Profit" shall mean in each Accounting Period (or other period
      ----------------
with respect to which a determination is made hereunder) the excess of Gross Revenues over the following deductions ("Deductions"), without duplication, incurred in operating the Hotels:

          1. The cost of sales including salaries, wages, fringe benefits, payroll taxes and other costs related to Hotel employees;

          2. Departmental expenses, administrative and general expenses, heat, light and power, advertising and promotional expense, relocation expense, and routine repairs, maintenance and minor alterations that are treated as Deductions under Section 8.01;

          3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotels;

          4.   A deduction for uncollectible accounts receivable;

          5. All costs and fees of independent accountants or other third parties who perform services required or permitted hereunder;

          6. The cost and expense of technical consultants and operational experts (including employees of Manager or its Affiliate) for specialized services in connection with non-routine Hotel work;

          7.   The Base Management Fee;

          8.   The Courtyard Management Fee;

          9. The costs and expenses incurred by Manager in providing Chain Services to the Hotels as allocated in Section 11.03;

          10.  Insurance costs and expenses as provided in Article XII;

          11. Taxes, if any, payable by or assessed against Manager related to this Agreement or to Manager's operation of the Hotels (exclusive of Manager's income taxes or if in lieu of income taxes a jurisdiction imposes a gross receipts tax on Management Fees, the gross receipts tax);

          12. The Repairs and Equipment Reserve contribution required pursuant to Section 8.02;

          13. Ground rent payable under any ground lease on which any of the Hotels are located;

          14.  Impositions;

          15. At Manager's option, lease payments pursuant to leases of any FF&E and motor vehicles to the extent such payments are not made out of the Reserve and provided, however, that Manager shall be entitled to treat such lease payments as Deductions only to the extent the indebtedness incurred under such leases does not exceed Thirty-five Thousand Dollars ($35,000) per Hotel per Fiscal Year in the case of Hotels having only one vehicle and Sixty Thousand Dollars ($60,000) per Hotel per Fiscal Year in the case of Hotels having more than one vehicle (which amounts shall be adjusted upward each Fiscal Year to reflect the percentage increase in the CPI as announced for November of the immediately preceding Fiscal Year over the CPI announced for November 1996, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase in such amount over the previous Fiscal Year); and for purposes of this Item 15, "indebtedness incurred" shall mean the fair market value at the time of leasing of the FF&E and vehicles covered by such leases.

          16. Such other costs and expenses incurred by Manager on behalf of Owner as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotels.

     "Owners Priority Return" shall mean an amount equal to an annual non-
      ----------------------
cumulative priority return to Owner equal to ten percent (10%) of the sum of (a) Cumulative Capital, plus (b) any amounts requested by Manager that Owner funds under Section 8.03A2 for building alterations and related expenses, plus (c) any amounts that Owner funds under Section 15.01A for the costs of replacements or repairs not covered by insurance, plus (d) any additional Working Capital advances resulting in Working Capital being in excess of Three Million Two Hundred Thirteen Thousand Dollars ($3,213,000). Amounts funded under clauses (b), (c) and (d) above shall be added on a pro rata basis (with respect to the Fiscal Year or Fiscal Years during which such expenditure(s) occurred), beginning with the first full Accounting Period after such expenditures occurred.

     "Person" shall mean any individual, partnership, corporation, limited
      ------
liability company, trust or other legal entity.

     "Primary Courtyard Management Fee" shall mean, for any period, an amount
      --------------------------------
equal to two percent  (2%) of Gross Revenues for such period.

     "Prime Rate" shall mean the "prime rate" as published in the "Money Rates"
      ----------
section of The Wall Street Journal from time to time; and the average of such
           -----------------------
rates if more than one is published; however, if such rate is, at any time during the Term, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

     "Qualified Debt" means all amounts owed from time to time under (a) the
      --------------
loan set forth in the Loan Agreement and (b) any Refinancing.

     "Qualified Modification" means any modification, renewal, or extension of
      ----------------------
any Senior Obligation, other than (i) any such modification, renewal, or extension that creates or extends the scheduled final maturity of such obligation to a date later than April 10, 2022, or (ii) to the extent that such modification, renewal, or extension (A) increases the aggregate outstanding principal amount of all Senior Obligations (except by way of the capitalization of interest and other charges) or (B) requires regularly scheduled debt service payments that would result in the indebtedness affected thereby being Paid in Full (as defined in Section 5.1.2 of the Collateral Assignment) prior to the date on which the last scheduled payment of principal of such Senior Obligation was due immediately prior to such modification, renewal, or extension (without giving effect to any acceleration of maturity thereof by reason of a default thereunder); provided that any modification, renewal, or extension of a Senior Obligation pursuant to an order entered in a bankruptcy proceeding of the Borrower shall be deemed to be a Qualified Modification.

     "Qualified Refinancing" means any Indebtedness (as defined in the Loan
      ---------------------
Agreement) incurred to refinance any Senior Obligation, other than (i) any such Indebtedness that has a scheduled final maturity of later than April 10, 2022 or
(ii) any principal amount of Indebtedness incurred to refinance any Senior Obligation to the extent (but only to the extent) (A) such Indebtedness does not increase the aggregate outstanding principal amount of all Senior Obligations to an amount in excess of the aggregate principal amount of Senior Obligations outstanding immediately prior to incurring such Indebtedness, other than by way of the capitalization of interest and other charges or the financing of reasonable costs of such refinancing (provided that the aggregate amount of such refinancing costs added to the principal amount of the Senior Obligations is not in excess of three percent (3%) of the principal amount of the Senior Obligations being refinanced) or (B) such Indebtedness requires regularly scheduled debt service payments that would result in the indebtedness affected thereby being

Paid in Full (as defined in Section 5.1.2 of the Collateral Assignment) prior to the date on which the last scheduled payment of principal of such Senior Obligation was due immediately prior to such refinancing (without giving effect to any acceleration of maturity of the Senior Obligations being refinanced by reason of a default thereunder); provided that any refinancing of a Senior Obligation pursuant to an order entered in a bankruptcy proceeding of the Borrower shall be deemed to be a Qualified Refinancing.

     "Qualifying Debt Service" means, without duplication, for each Fiscal Year:
      -----------------------
      (a) the amount of interest, principal, prepayment premiums, and all other payments due and payable from time to time on (i) any Qualified Debt except for the amounts required to be remitted to Lender subsequent to the Scheduled Maturity Date (as defined in the Loan Agreement) pursuant to Sections 4.4I, 4.4J,4.4 N and 6.10H, 6.10I and 6.10M of Schedule 5.11 of the Loan Agreement,
(ii) any indebtedness incurred to fund the cost of any expansion of any of the Hotels, (iii) any indebtedness incurred to fund the cost of any repairs or replacements not covered by insurance proceeds under Section 15.01A hereof, (iv) any indebtedness incurred to fund the cost of any building alterations and related expenses under Section 8.03A1, and (v) any indebtedness incurred to fund any reasonable business need of Owner with respect to any of the Hotels subject to this Agreement; provided, however with respect to each of clauses (i) through
(v) of subpart (a) no such payments shall be included that constitute a balloon payment of principal at the maturity of any Qualified Debt;

      (b) the reasonable fees and pass-through administrative costs of any Lender, including without limitation, such Lender's successors, agents, servicers and assigns, reasonable agent's fees for any Refinancing involving a lender agent and costs incurred by any Lender in exercising rights under any applicable loan documents, including without limitation, advances made by Lender to cure any defaults by the borrower under such loan documents, under this Agreement, or any other agreement necessary to the operation of the Hotels and the protection of the value of any security for the loan and the validity and priority of the Lender's lien thereon, costs of enforcement and collection, and other costs incurred by the Lender in good faith in the administration of the applicable loan; plus


          (c) as to clauses (ii) and (iv) of subpart (a) above, any refinancing of such loans but only as it relates to those Hotels, the Hotel Term of which has not been terminated.

          (d) Qualifying Debt Service during the period from the Effective Date through the Closing Date shall be an amount equal to ______________.

     "Refinancing" means any refinancing of all or any part of any indebtedness
      -----------
under the Loan Agreement (or any successive refinancings thereof), together with indebtedness incurred to finance the reasonable cost of any Refinancing but not in excess of three percent (3%) of the principal amount of any Refinancing of the indebtedness under the Loan Agreement so long as the principal amount of any Refinancing, when added to the amount of indebtedness under the applicable loan documents, if any, that will not be paid off as part of such Refinancing shall not exceed Three Hundred Twenty-five Million Dollars ($325,000,000) less any Net Sales Proceeds. distributed to Owner and, the amortization schedule of the payments under such Refinancing shall be no less than twenty (20) years.

     "Secondary Courtyard Management Fee" means, for any Accounting Period, an
      ----------------------------------
amount equal to one percent (1%) of Gross Revenues for such Accounting Period.

     "Senior Obligations" means all obligations requiring the payment of money,
      ------------------
liabilities, and indebtedness of the Owner under (i) the Loan Agreement, (ii) any Qualified Refinancing of the foregoing, and (iii) any Qualified Modification of the foregoing.

     "Severance Management Agreement" shall mean a new management agreement
      ------------------------------
covering one or more Hotels transferred to a new owner in a transaction in which less than all of the Hotels are transferred but pursuant to which Manager or one of its Affiliates remains as manager of the Hotels so transferred (each, a "Severance Hotel"). Each Severance Management Agreement shall commence immediately upon the Termination of the Hotel Term(s) of this Agreement as to the Severance Hotel(s) and shall continue for a period equal to the then remaining period of the Hotel Term that would otherwise have been applicable to the Severance Hotels, including any Renewal Terms. Subject to the exceptions stated herein, each Severance Management Agreement shall be upon the same terms, covenants, and conditions as contained in this Agreement with such additional prorations, adjustments, allocations, and changes as are appropriate, in the determination of the applicable "Owner" and Manager, both acting reasonably, to reflect the number and value of the Severance Hotels and taking into consideration the prorations, adjustments, allocations, and changes being made to this Agreement as a result of the transfer of the Severance Hotels.

       "Subordinated FF&E Contribution" shall mean the aggregate amount of (a)
       -------------------------------
that portion of the annual FF&E contribution required pursuant to Section 8.02 in any Fiscal Year that exceeds five percent (5%) of Gross Revenues for such Fiscal Year, which shall be made only after Qualifying Debt Service due in such Fiscal Year has been made, plus (b) that portion of the annual FF&E contribution required pursuant to Section 8.02 from previous Fiscal Years that was not paid because there was not sufficient cash flow after paying Qualifying Debt Service in any previous Fiscal Year to make such contribution to the Repairs and Equipment Reserve.

     "Telephone Leases" means any lease of the telephones and/or other
      ----------------
telecommunication systems and equipment located in one or more Hotels.

     "Termination" shall mean the expiration or sooner cessation of this
      -----------
Agreement with respect to a given Hotel or Hotels.

     "Third Party Ground Leases" means (a) the Sublease Agreement dated April 5,
      -------------------------
1983 between Crow-Atlanta Retail, Ltd., as sublandlord, and Marriott Corporation, as subtenant, as assigned by Marriott Corporation to the Owner by an assignment dated August 19, 1986, relating to the Hotel in Atlanta/Northlake, Georgia and (b) the Ground Lease dated May 6, 1985, between A. E. Properties, Ltd., as Landlord, and Marriott Corporation, as tenant, as assigned by Marriott Corporation to the Owner by an assignment dated December 9, 1986 relating to the Hotel in San Francisco/San Bruno, California.

     "TV System Leases" means a lease or other agreement under which equipment
      ----------------
(excluding television sets) for the transmission into Hotel rooms of televised programming is leased or otherwise provided, regardless of whether such lease or other agreement contains a right or option to purchase such equipment.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for
      --------------------------
Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

     "Working Capital" shall mean funds that are reasonably necessary for the
      ---------------
day-to-day operation of the business of the Hotels, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, accounts receivable, payrolls, prepaid expenses and funds required to maintain Inventories, less accounts payable and accrued current liabilities.

     1.02 Terms Defined in Other Sections
          -------------------------------

     The following terms when used in this Agreement shall have the meanings described in this Agreement as indicated below:

     "1994 Operating Lease" - Preamble.
      --------------------

     "Affected Hotel" - Section 4.04B1.
      --------------

     "Agreement" - Preamble.
      ---------

     "Annual Operating Projection" - Section 9.03.
      ---------------------------

     "Building Estimate" - Section 8.03A.
      -----------------

     "Deductions" - Section 1.01 in definition of Operating Profit.
      ----------

     "Deferred Secondary Courtyard Management Fee" - Section 5.01C.
      -------------------------------------------

     "Economic Gain" - Section 4.02C.
      -------------

     "Effective Date" - Preamble.
      --------------

     "Hotel Term" - Section 4.01B.
      ----------

     "Impositions" - Section 13.01.
      -----------

     "Initial Term" - Section 4.01A.
      ------------

     "Licenses and Contracts" - Section 4.04A4.
      ----------------------

     "Manager" - Preamble.
      -------

     "Marriott" - Section 2.05.
      --------

     "Owner" - Preamble.
      -----

     "Renewal Term(s)" - Section 4.01B.
      ---------------

     "Repairs and Equipment Reserve" - Section 8.02A.
      -----------------------------

     "Repairs and Equipment Estimate" - Section 8.02D.
      ------------------------------

     "Reserve" - Section 8.02A.
      -------

     "Severance Hotel" - Section 1.01 within definition of Severance Management
      ---------------
Agreement.

     "Supplemental Repairs and Equipment Estimate" - Section 8.02C.
      -------------------------------------------

     "Supplemental Building Estimate" - Section 8.03.
      ------------------------------

     "Termination Fee" - Section 4.02A.
      ---------------

     "Working Capital Loan" - Section 5.07.
      --------------------

                                END OF ARTICLE I

                                   ARTICLE II
                       TERMINATION OF OPERATING LEASE[S]
                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

     2.01 Termination of Operating Lease.
          ------------------------------

     Owner and Manager hereby agree that upon receipt by Manager of Four Million Two Hundred Thousand Dollars ($4,200,000), which represents the refund of Additional Rent as defined in the Operating Leases, the 1994 Operating Leases shall terminate and the term of this Agreement shall begin.

     2.02 Appointment
          -----------

     Owner hereby appoints and employs Manager as Owner's exclusive agent to supervise, direct and control the management and operation of the Hotels for the Hotel Term applicable to each such Hotel. Manager accepts said appointment and agrees to manage the Hotels during their respective Hotel Terms in accordance with the terms and conditions hereinafter set forth in a manner consistent with the standard generally applicable to the Courtyard by Marriott System. The performance of all activities by Manager hereunder shall be as agent for Owner. Manager may not delegate its duties hereunder except to one of its Affiliates.

     2.03 Delegation of Authority
          -----------------------

     Hotel operations shall be under the supervision and control of Manager which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotels. Manager shall have discretion in all matters relating to management and operation of each Hotel, including, without limitation: charges for rooms and commercial space; credit policies; food and beverage prices and services; employment policies;

granting of concessions or leasing of shops and agencies within each Hotel; receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories, supplies and services; marketing plans and programs and, generally, all activities, services, and amenities necessary for operation of the Hotels.

     2.04 No Covenants or Restrictions
          ----------------------------

     Owner warrants that it has not nor will it allow any covenants or restrictions to be placed on the Hotels, without Manager's prior approval, which would prohibit or limit Manager, after the Manager obtains all necessary licenses and permits, from operating any Hotel, including the operation at individual Hotels of cocktail lounges, restaurants and other facilities customarily a part of or related to Courtyard by Marriott Hotels. Owner agrees upon request by Manager to sign promptly and without charge applications for licenses, permits, or other instruments necessary for operation of the Hotels.

     2.05 Non-Discrimination
          ------------------

     The parties recognize that Manager or its Affiliates acts as manager of certain other hotels, some of which may be owned by Manager, the parent of Manager, Marriott International, Inc. ("Marriott"), or their Affiliates or by other third parties. Certain of these hotels, now or in the future, may be located within the general geographical area of one or more of the Hotels. Manager shall institute reasonable internal controls and procedures to ensure that no favoritism shall be accorded to such other hotels on the basis of the ownership thereof. At all times, Manager will operate the various hotels under its management, including the Hotels, in a non-discriminatory manner. Manager shall have no liability under the preceding sentence unless it can be shown that it has acted in willful disregard of this provision..

                               END OF ARTICLE II

                                  ARTICLE III

                              OWNERSHIP OF HOTELS
                              -------------------

     3.01 Ownership of Hotels
          -------------------

     A. Owner covenants that it has, and will, keep and maintain, fee or leasehold title to each of the Hotels free and clear of any and all liens, encumbrances or other charges, except as follows:

          1. Easements or other encumbrances (other than those described in subsection 2 through 6 hereof) that do not adversely affect the operation of any Hotel by Manager;

          2. Mortgages, deeds of trust or similar security instruments that contain a provision acceptable to Manager's counsel that this Agreement will not be subject to forfeiture or Termination other than in accordance with the terms hereof (or other terms agreed to in writing by Manager), notwithstanding a default under such mortgage, deed of trust or security instrument;

          3. Liens for taxes, assessments, levies or other public charges not yet due (or that are due but not yet delinquent) or that are being contested in good faith.

          4. The terms and conditions of any ground leases (as amended and in effect as of the Effective Date) for the land on which any of the Hotels are located.

          5. Liens, encumbrances, or other charges resulting from Manager's acts.

          6. Mortgages, deeds of trust, security agreements or similar security instruments securing the Loan described in the Loan Agreement and any Qualified Refinancing.

     B. Owner shall pay and discharge, on or before the due date, (i) any and all installments of principal and interest due and payable upon any mortgage, deed of trust or like instrument described in this Section 3.01 and shall indemnify Manager from and against all claims and litigation and damages (other than damages representing Manager's lost profits) arising from Owner's failure to make such payments as and when required and (ii) any and all charges for capital expenditures assessed pursuant to any covenants, conditions and restrictions affecting the Hotels.

     C. Owner agrees that, in the event it acquires fee title to the land underlying any of the Hotels that are subject to a Third Party Ground Lease or a Marriott Ground Lease, any resultant merger of its interest under any such ground lease into its newly-acquired fee title shall not result in a termination of this Agreement.

     3.02 Subordination, Nondisturbance, and Attornment
          ---------------------------------------------

     A. Manager agrees that this Agreement, and any extensions, renewals, replacements or modifications to it, and all right and interest of Manager in and to the Hotels shall, at the option of any mortgagee pursuant to any Refinancing, be subject and subordinate to such mortgage provided that such mortgagee agrees in writing, in an instrument recordable in each jurisdiction in which a Hotel is located that is reasonably acceptable to Manager's counsel and has been previously approved in writing by Manager's counsel, that in the event the mortgagee or any other party comes into possession of any of the Hotels by virtue of a foreclosure, deed or assignment in lieu of foreclosure or other transfer pursuant to such mortgage, Manager shall not be disturbed in its rights hereunder so long as Manager is not in material default hereunder.

     B. Provided that such mortgagee has delivered to Manager the recordable instrument described in subsection A above, in the event that such mortgagee or any other party comes into possession of any of the Hotels by virtue of a foreclosure, deed or assignment in lieu of foreclosure, or other transfer pursuant to such mortgage, Manager shall be obligated to such mortgagee or such third party to perform all of the terms and conditions of this Agreement for the balance of the remaining Hotel Term applicable to the Hotels covered by such mortgage but subject to Manager's rights to terminate pursuant to Section 19.02B2 hereof.

                               END OF ARTICLE III

                                  ARTICLE IV
                                     TERM
                                     ----

     4.01   Term
            ----

     A. The term of this Agreement shall be from the Effective Date, to the expiration of the Hotel Term (as defined in subsection B below) for the last Hotel to which this Agreement applies.

     B. With respect to each Hotel, the "Hotel Term" shall consist of the "Initial Term" and the "Renewal Term(s)". The "Initial Term" for all Hotels shall begin on the Effective Date, and, unless sooner terminated as herein provided, shall continue until 11:59 p.m. of the last day of Fiscal Year 2017. The Initial Term will be renewed automatically, without notice, for each Hotel that is covered by this Agreement as of the end of the Initial Term (on the same terms and conditions contained herein), for each of four (4) successive periods of ten (10) Fiscal Years ("Renewal Terms"), provided that Manager is not then in default hereunder. Manager's renewal shall be effective only with respect to a particular Hotel if at the commencement of the Renewal Term, Manager is not in default under this Agreement with respect to such Hotel, or if Manager is in default, such default is being cured as provided in Section 16.02. If Manager elects not to renew the term of this Agreement as to any Hotel following expiration of the then current Hotel Term, it shall nevertheless continue to manage the Hotel(s) in question hereunder until the earlier to occur of (i) the three year anniversary of the date on which notice of non-renewal was given,
(ii) three years after the expiration of the then current term, or (iii) such time as Owner effects a sale of the Hotel(s) or secures a new manager but, in any such case, not earlier than the expiration of the then current term of the Management Agreement. Manager may, at its option, elect to renew for more than one Renewal Term with respect to any one (1) or more of the Hotels at any given time. Notwithstanding any provision to the contrary but subject to the preceding sentence, Manager has no obligation to manage any of the Hotels beyond the applicable Hotel Term.

     C. Notwithstanding anything in Section 4.01B to the contrary, the Hotel Term with respect to each of the Hotels subject to a ground lease shall not extend beyond the expiration or earlier involuntary termination of any applicable ground lease unless Owner acquires the fee interest in the land underlying such Hotel. Owner agrees that, with respect to any ground lease that is about to expire, it will deliver a written notice to Manager no later than ninety (90) days prior to the last day on which Owner can elect to renew the term of said ground lease, informing Manager of the impending expiration of the ground lease and whether Owner wishes to renew the ground lease for said applicable renewal period. If Owner informs Manager that it wishes to renew such ground lease, Manager will then notify Owner no later than sixty (60) days before the last day on which Owner can make its election to renew whether Manager elects to extend the Hotel Term for the next Renewal Term.

     4.02 Termination Fee
          ---------------

     A. If the Hotel Term applicable to a particular Hotel is terminated prior to the natural expiration (and assuming the exercise of all Renewal Terms) thereof due to either (i) the provisions of Section 15.01 or 15.02 with respect to a casualty or condemnation, or (ii) the provisions of Article XIX with respect to a sale of such Hotel, then Manager shall receive from Owner a termination fee (the "Termination Fee") in the amount determined under Section 4.02B below. The purpose of the Termination Fee is to compensate Manager for the loss of anticipated future Incentive Management Fees due to a premature termination of this Agreement as to a particular Hotel or Hotels.

     B. The Termination Fee shall be an amount equal to the net present value, as computed by Manager, of the reasonably anticipated Incentive Management Fees which would be earned by the Manager pursuant to Article V over the next ensuing forty (40) years or if the then remaining term of this Agreement for the Hotel for which the calculation is made (assuming the exercise of all Renewal Terms) is less than forty (40) years, such lesser period. The discount rate to be employed in making such computation shall be a percentage equal to the sum of
(i) three percentage points plus (ii) the then Prime Rate. Such fee computation shall not be binding on Owner unless the firm of independent auditors regularly employed by Owner has reported on the mathematical accuracy of the computation and that the forecast used as the basis for computing such anticipated Incentive Management Fees was prepared using assumptions that are reasonable as a basis for forecasting anticipated Incentive Management Fees over the period in question. However, the Termination Fee shall in no event exceed the percentage set forth in the table below, of the "Economic Gain," as defined in Section 4.02C, applicable for the year after such Hotel's Opening Date (as set forth on Exhibit A) in which the right to a Termination Fee accrues:

Year of Termination
  calculated from
   Opening Date                            Percentage
-------------------  ----------------------------------------------------------

1-15                 50%
16-50                49% in year 16, declining by one percentage point per year thereafter

     C. For purposes hereof, "Economic Gain," as to any Hotel as to which a Termination Fee is owed in accordance with Section 4.02A, shall mean the proceeds of any condemnation award, insurance settlement or sale reduced by (a) any costs involved in the realization of such proceeds, plus (b) 113% (123% in the 21st and subsequent years following the Opening Date of the applicable Hotel) of the sum of (i) Owner's original cost basis of such Hotel and FF&E when Owner acquired such Hotel (as shown on Exhibit A) plus (ii) the cost of any FF&E Replacements, repairs, maintenance, building improvements, alterations or replacements or other costs incurred with respect to such Hotel after the date such Hotel was acquired plus (iii) the cost in excess of insurance or condemnation proceeds of any structural repairs or replacements to such Hotel necessitated by such condemnation or casualty.

     D. If the Termination Fee exceeds the available Net Sale Proceeds, the amount, if any, of such excess shall not be due.

     E. The Termination Fee due under subsection A above shall be paid in full by Owner to Manager upon the later to occur of (i) the termination of this Agreement with respect to that Hotel or (ii) the date on which the Net Sales Proceeds, insurance proceeds or condemnation award become available to Owner. In the event of any Net Sale Proceeds represented by evidences of indebtedness, Owner shall assign to Manager, without recourse or warranty, all or such portion of the principal amount thereof (and any interest accruing thereon) as equals the portion of the Termination Fee that is not otherwise paid. Any such assignment shall be deemed payment of the Termination Fee to the extent of the principal amount so assigned.

     F. Any dispute between the Owner and the Manager with respect to the Termination Fee or the obligation of the Owner or Manager thereunder shall, at the request of either party, be submitted to arbitration under the commercial rules of the American Arbitration Association.

     4.03 Performance Termination
          -----------------------

1.        A.   If the average of the Operating Profit during any three (3)
     consecutive Fiscal Years during the term of this Agreement fails to equal or exceed (i) Forty Million One Hundred Ninety Eight Thousand Dollars ($40,198,000) plus (ii) eight percent (8%) of the sum of expenditures made by Owner pursuant to Section 8.03A for building alterations, improvements, renewals or replacements and any subsequent expansions, thereof, Owner shall, subject to the conditions of Section 4.03B, have the option to terminate this Agreement. Such option may be exercised by serving written notice of Owner's election to terminate this Agreement on Manager not later than one hundred and twenty (120) days after receipt of the annual accounting pursuant to Section 9.01 for such third consecutive Fiscal Year. Such notice shall state the basis upon which Owner asserts the right of termination and shall show all mathematical calculations constituting the basis therefor. If the provisions of this Agreement no longer apply to a Hotel, the amount set forth in the first sentence of this Section 4.03A shall be reduced proportionately by the amount attributed to such Hotel on Exhibit A divided by the total amount attributed to all the Hotels as set forth on Exhibit A.

     B. Upon receipt of Owner's written notice of termination under Section 4.03A, Manager shall have the option, to be exercised within thirty (30) days after receipt of said notice, to pay to Owner the amount of any deficiency described in Section 4.03A. If Manager does not exercise its option to make the payment permitted by this Section 4.03B, then this Agreement shall be terminated upon the expiration of the aforesaid thirty (30) day option period as though the term hereof had expired without renewal. In the event of such termination, Manager may elect that the effective date thereof may be a date that is not later than an additional forty-five (45) days beyond the expiration of the aforesaid thirty (30) day option period.

     4.04 Actions to be Taken Upon Termination
          ------------------------------------


     A.   Termination as to All Hotels
          ----------------------------
     Upon Termination of this Agreement as to all Hotels, the following shall be applicable:

          1. Manager shall, within ninety (90) days after Termination of this Agreement, prepare and deliver to Owner with respect to the Hotels a final accounting statement of the kind described in Section 9.01 hereof, stated as of the Termination Date, along with a statement of any sums due as of such date from Owner to Manager or from Manager to Owner pursuant hereto. Within ninety
(90) days after the receipt by Owner of such final accounting statement, the parties will make such cash adjustments as are necessary to ensure that each party has been paid all amounts owed to such party under this Agreement through the Termination Date, subject to Section 4.04A2. The cost of preparing such final accounting statement and the cost of compliance with Section 4.04A2 shall be a Deduction from Gross Revenues attributable to the final Fiscal Year of the term, unless the Termination occurs as a result of a default by either party of its obligations hereunder, in which case the defaulting party shall pay such cost. Manager and Owner acknowledge that there may be certain adjustments for which sufficient information will not be available at the time of the final accounting to make all appropriate adjustments, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that all accounts shall be deemed final two (2) years after termination.

          2. Within thirty (30) days after the Termination Date, Manager shall release and transfer to Owner any of Owner's funds which are held or controlled by Manager with respect to the Hotels except (a) funds that Manager in good faith believes it will need to settle all accounts (including amounts owed to Manager), (b) funds to be held in escrow pursuant to Sections 12.04 and 14.01C,
(c) funds necessary to repay any Working Capital Loan made by Manager pursuant to Section 7.01, (d) funds necessary to reimburse Manager pursuant to Section
5.04 and (e) funds needed to reimburse Manager for any Operating Losses funded by Manager pursuant to Section 9.04, (f) funds necessary to repay Manager any amounts of indebtedness owed by Owner to Manager pursuant to Section 19.02.D and
(g) other amounts owed to Manager in accordance herewith.  Within the thirty
(30) days after the end of the first ninety (90) day period described in Section 4.04A1 Manager shall release and transfer to Owner any of Owner's funds that are held or controlled by Manager with respect to the Hotels except (i) funds to be held in escrow pursuant to Sections 12.04 and 14.01C, (ii) funds necessary to repay any Working Capital Loans made by Manager pursuant to Section 7.01, (iii) funds necessary to pay any unpaid Deferred Management Fees pursuant to Section
5.03 (iv) funds needed to reimburse Manager for any Operating Losses funded by Manager pursuant to Section 9.04, funds necessary to repay Manager pursuant to
Section 19.02D and otherwise in accordance herewith.

          3. Manager shall make available to Owner all books and records respecting the Hotels, including hard copies of any such records that are electronically stored, for the Fiscal Year in question as will be needed by Owner to prepare accounting statements, in accordance with the Uniform System of Accounts, for the Hotels for the year in which the Termination occurs and, upon Owner's written request, all such books and records respecting the Hotels, including hard copies of any such records that are electronically stored, for at least the prior three (3) Fiscal Years (and for such other Fiscal Years for which such records are available, subject to Manager's reasonable records retention policies) as needed by Owner to make comparisons to prior Fiscal Years.

          4. Manager shall (to the extent permitted by law or by applicable agreement) (i) assign to Owner or to the new manager all leases, subleases, concession agreements, maintenance contracts, operating contracts, operating licenses and permits for the Hotels, (together, the "Licenses and Contracts"), to the extent they have been issued in Manager's name or in the name of the Hotel and (ii) cooperate with Owner in effecting the assignment, renewal or reissuance of all other Licenses and Contracts (including liquor and restaurant licenses, if any); provided that if Manager has expended any of its own funds in the acquisition of any such licenses or permits, Owner shall reimburse Manager therefor if it has not done so already.

          5. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 4.02 (if applicable), 7.01, 10.02, 10.04C, 12.04, 14.01C and 19.02D.

          6. Manager shall peacefully vacate and surrender the Hotels to Owner.

     B.   Termination as to Less than All Hotels
          --------------------------------------

     Upon Termination of the Hotel Term of one or more but less than all Hotels prior to Termination of this Agreement, the parties shall, subject to the exceptions stated herein, make such prorations, adjustments, allocations, and changes to this Agreement as are appropriate (including any prorations, adjustments, allocations, and changes needed to appropriately reflect any such Termination that occurs during, as opposed to on the last day of, any Fiscal
Year) in the determination of Owner and Manager, both acting reasonably, to reflect the number and value of the Hotels remaining subject to this Agreement, and the following shall be applicable:

          1. If Manager will not continue operating the Hotel(s) being terminated (each, an "Affected Hotel"), then:

               a. Manager shall release and transfer to Owner that portion of Owner's funds properly allocable to the Affected Hotel(s) which are held or controlled by Manager with respect to the Affected Hotels with the exception of funds to be held in escrow pursuant to Sections 12.04 and 14.01C, funds necessary to compensate Manager pursuant to Section 7.01, funds necessary to reimburse Manager pursuant to Section 9.04, and otherwise in accordance herewith;

               b. Manager shall (to the extent permitted by law or by applicable agreement) assign to Owner or to the new manager all Licenses and Contracts for the Hotel(s) which have been issued in Manager's name or in the name of the Affected Hotel(s) (including liquor and restaurant licenses, if any) and (ii) cooperate with Owner in effecting the assignment, renewal or reissuance of such documents; provided that if Manager has expended any of its own funds in the acquisition of any of such licenses or permits, Owner shall reimburse Manager therefor if it has not done so already;

               c. Various other actions to be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 4.02 (if applicable), 7.01, 10.02, 10.04C, 12.04, 14.01C, and, if applicable, 19.02E;
and

               d. Manager shall peacefully vacate and surrender the Affected Hotel(s) to Owner on the date specified in the applicable provisions of this Agreement; or
          2. If Manager will continue to operate the Hotel(s) terminated (each, a "Severance Hotel"), then:

               a. Manager and the new owner shall enter into a Severance Management Agreement as to the Severance Hotel(s). To the extent permitted by law, each Severance Management Agreement and this covenant shall automatically be superior to all rights, liens and interests intervening between the date of this Agreement and the recordation of a memorandum or short form of each such Severance Management Agreement. The provisions of this Section 4.04B2.a shall be self-executing, and the new owner shall execute one or more Severance Management Agreements as herein provided and a memorandum or short form of such Severance Management Agreement(s) in form reasonably satisfactory to both parties and any other documents reasonably requested by Manager to evidence the creation of Manager's rights under the Severance Management Agreement(s). If either the new owner or Manager shall fail to enter into a Severance Management Agreement upon the occurrence of the events described herein, the Severance Management Agreement shall nonetheless be and shall be construed to be in full force and effect, the parties' actually entering into said Severance Management Agreement in such instance constituting merely evidentiary confirmation of such Severance Management Agreement and not a condition precedent to the effectiveness thereof.

There shall be no provision in any Severance Management Agreement similar to
Section 5.01C hereof providing for deferral of any Courtyard Management Fees accruing after the effective date of the Severance Management Agreement, however, any Deferred Secondary Courtyard Management Fees allocated to the Severance Management Agreement pursuant to Section 5.01D shall be paid as set forth in Section 5.02A.

               b. Within ninety (90) days after the Termination Date, Manager shall release and transfer to the selling Owner that portion of Owner's funds that are properly allocable to the Severance Hotel(s) which are held or controlled by Manager with respect to the Severance Hotels, so long as the new owner of the Severance Hotels has transferred corresponding amounts to Manager, net of amounts owed by Owner to Manager with respect to funds to be held in escrow pursuant to Sections 12.04 and 14.01C, funds necessary to compensate Manager pursuant to Section 7.01, funds necessary to reimburse Manager pursuant to Section 9.04, and otherwise in accordance herewith.

               c. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 7.01, 10.02, 10.04C, 12.04, 14.01C, and, if applicable, 19.02E.

     C. The provisions of this Section 4.04 shall survive Termination of this Agreement.

                               END OF ARTICLE IV

                                   ARTICLE V

                       COMPENSATION OF MANAGEMENT COMPANY
                       ----------------------------------

     5.01  Management Fees
           ---------------

     A. In consideration of services to be performed during the term of this Agreement and subject to the further provisions of this Article V, Manager shall be paid the annual sum of the following as its Management Fee:

          (1)  the Base Management Fee; plus

          (2)  the Courtyard Management Fee; plus

          (3)  the Incentive Management Fee.

     B. The Base Management Fee and Primary Courtyard Fee shall, for all Fiscal Years, be paid out of Gross Revenues as Deductions before payment of Qualifying Debt Service or any items listed in Section 5.02.

     C. During the period from the Effective Date through the date the indebtedness under the Loan Agreement or any Qualified Refinancing, is "Paid in Full" or deemed to be "Paid in Full" pursuant to the provisions of the Collateral Assignment, the Secondary Courtyard Management Fee shall be paid out of Available Cash Flow in accordance with the priorities of payment set forth in
Section 5.02 and any portion of the Secondary Courtyard Management Fee that is not paid because there is not sufficient Available Cash Flow in any Fiscal Year to pay all amounts of the Secondary Courtyard Management Fee shall be deferred ("Deferred Secondary Courtyard Management Fee") and shall be paid out of Available Cash Flow in a future Fiscal Year in accordance with the priorities of payment in Section 5.02. Deferred Secondary Courtyard Management Fees shall not
accrue interest.   Notwithstanding the foregoing, the full
amount of any Secondary Courtyard Management Fee shall be treated as a Deduction for purposes of calculating Operating Profit in the Fiscal Year in which it is earned and not the Fiscal Year actually paid. For each Fiscal Year after the period set forth above, the Secondary Courtyard Management Fee shall be paid out of Gross Revenues.

     D. Any Deferred Incentive Management Fee or Deferred Secondary Courtyard Management Fee remaining upon termination of this Agreement with respect to the last of the Hotels to be subject to this Agreement shall not be payable. Owner shall not be required to pay Deferred Incentive Management Fees or Deferred Secondary Courtyard Management Fees out of any Net Refinancing Proceeds or Net Sales Proceeds. Upon termination of this Agreement as to each Severance Hotel, the Severance Hotel's Deferred Incentive Management Fee or Deferred Secondary Courtyard Management Fee shall be the product of the Deferred Incentive Management Fee or the Deferred Secondary Courtyard Management Fee, as applicable, multiplied by a fraction, the numerator being the Gross Revenues of the Severance Hotel for the last full thirteen (13) Accounting Periods and the denominator being the Gross Revenues of all Hotels for the last full thirteen
(13)  Accounting Periods.

     E. For each Fiscal Year, the Incentive Management Fee shall be paid only out of Available Cash Flow in accordance with Section 5.02, and any portion of the Incentive Management Fee that is not paid hereunder due to a deficiency in Available Cash Flow shall not be deferred and shall not be paid to Manager.

     5.02 Use of Available Cash Flow
          --------------------------

     In each Fiscal Year during the term of this Agreement, Available Cash Flow shall be applied, to the extent available, in the following manner and in the following order of priority:

     A. First until such time as all amounts owing under the Loan Agreement or any Qualified Refinancing are paid in full, (or deemed paid in full pursuant to the Collateral Assignment) an amount equal to the sum of the Secondary Courtyard Management Fee plus Deferred Secondary Courtyard Management Fee shall be retained by Manager.

     B. Second, until such time as all amounts owing under the Loan Agreement or any Qualified Refinancing are paid in full, (or deemed paid in full pursuant to the Collateral Assignment) an amount equal to the Current Ground Rent under all MI Ground Leases shall be paid (prorata, if necessary ) to the Marriott Ground Lessors;

     C. Third, until such time as all amounts owing under the Loan Agreement or any Qualified Refinancing are paid in full, (or deemed paid in full pursuant to the Collateral Assignment), an amount equal to the then outstanding balance of any Subordinated FF&E Contribution which was not paid in the current or previous Fiscal Years shall be deposited into the Reserve.

     D. Fourth, an amount equal to any Working Capital Loans made by Manager pursuant to Section 5.04 shall be retained by Manager;

     E. Fifth, until such time as all amounts owing under the Loan Agreement or any Qualified Refinancing are paid in full, (or deemed paid in full pursuant to the Collateral Assignment) an amount equal to the then outstanding balance of any Deferred Ground Rent shall be paid (prorata if necessary) to the Marriott Ground Lessors;

     F. Sixth, an amount equal to the then outstanding balance of any Ground Lease Advances shall be paid (prorata if necessary) to the Marriott Ground Lessors;

     G. Seventh, an amount equal to the Owner's Priority Return shall be distributed to

Owner;

     H. Eighth, an amount equal to the Incentive Management Fee, shall be retained by Manager;

     I. Ninth, an amount shall be retained by Manager for the reduction of any remaining Deferred Incentive Management Fees in an amount up to the remainder of fifty percent (50%) of Cash Flow Available for Incentive Management Fee less the amount retained for the Incentive Management Fee; and

     J. Tenth, any Available Cash Flow remaining after the payments described above shall be distributed to Owner.

     5.03  Accounting and Interim Payment
           ------------------------------

     A. Within twenty (20) days after the close of each Accounting Period, Manager shall submit an interim accounting to Owner showing Gross Revenues, Deductions, Operating Profit, Available Cash Flow, and the application thereof under Section 5.02. Manager shall transfer with each accounting any interim amounts to be paid to Owner and shall retain any interim Management Fees, Deferred Incentive Management Fee, and other amounts due Manager.

     B. Calculations and payments of the Secondary Courtyard Management Fee, the Incentive Management Fee, the Deferred Management Fees, and other amounts due Manager. and amounts due the Marriott Ground Lessors and applications of Available Cash Flow made with respect to each Accounting Period shall be accounted for cumulatively within each Fiscal Year. Within seventy-five (75) days after the close of each Fiscal Year, Manager shall submit an accounting, as more fully described in Section 9.01, for such Fiscal Year to Owner, which accounting shall be controlling over the interim accountings. Any adjustments required by the

Fiscal Year accounting shall be made promptly by the parties. No adjustment shall be made for any Operating Loss in a preceding or subsequent Fiscal Year.

     5.04 Working Capital Loans
          ---------------------

     Manager shall have the right, but not the obligation, to advance funds needed for additional Hotel Working Capital. Any such advances shall be deemed a loan by Manager to Owner in such amount (each, a "Working Capital Loan"), shall bear annual interest at one percent (1%) above the Prime Rate, and shall be repayable by Owner out of Available Cash Flow in the priority set forth in
Section 5.02. Owner shall evidence any such loan by executing a promissory note payable to Manager in the principal amount of each such advance and bearing interest as aforesaid. Each such note shall be payable upon the earlier of (i) fifteen (15) years from the date of the advance thereunder, or (ii) the sale of substantially all of the Hotels; and during the term of this Agreement, shall be payable out of Available Cash Flow, and Manager shall be entitled to reimburse itself for such loans in accordance with Section 5.02.

     5.05 Reimbursement of Manager
          ------------------------

     In the event that there is an Operating Loss or the Owner has insufficient funds at any time for the Manager to pay all Deductions then due and to remit to Owner funds sufficient to pay Qualifying Debt Service as it comes due, Manager may, in its sole discretion, elect to pay, from its own funds, some or all of the unpaid Deductions then due (other than Management Fees, Current Ground Rent or Subordinated FF&E Contributions), in an aggregate amount not to exceed the average Deductions for one (1) Accounting Period during the preceding thirteen
(13) full Accounting Periods enabling Manger to remit to Owner funds in excess of the amount the Manager is otherwise then required to remit (provided that such excess remittance shall not be greater than the amount of Deductions so paid by the Manager). Owner shall be obligated to reimburse Manager for payment of any Deductions so paid, upon demand by Manager together with interest thereon at the rate that would have been payable to the applicable creditor paid by the Manager or, at the election of the Manager at a rate equal to the Prime Rate plus one percent (1%) per annum, computed from the date the Manager paid the applicable Deduction from its own funds to the date of such repayment. The Manager shall be entitled to retain subsequent Gross Revenues of Owner as reimbursement for making payments pursuant to this Section 5.05. Manager shall be entitled to receive such payment or reimbursement only to the extent the funds to be remitted by Manager to Owner since the last payment date under the Loan Agreement (or other applicable Qualified Debt) are sufficient to pay the next scheduled payment of Qualifying Debt Service.

                               END OF ARTICLE V

                                  ARTICLE VI

                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE VII

                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

     7.01  Working Capital, Inventories and Fixed Asset Supplies
           -----------------------------------------------------

     From time to time during the term of this Agreement Owner will advance, within fifteen (15) days after receipt of Manager's request, any additional funds necessary to maintain Working Capital, Inventories, and Fixed Asset Supplies at levels determined by Manager to be necessary to satisfy the needs of the Hotels as their operation may then require. In the event Owner fails to advance additional Working Capital within said fifteen-day period, Manager may, in addition to any other rights or remedies available to it at law or in equity,
(i) retain the required amounts from any portion of Operating Profit payable to Owner or others on Owner's behalf, (ii) make a Working Capital Loan to Owner in accordance with Section 5.04, or (iii) terminate this Agreement upon thirty (30) days' notice to Owner. Manager shall use Working Capital so advanced on behalf of Owner for the purposes of this Agreement. With the exception of the outstanding balance of all Working Capital Loans as of the Termination of this Agreement (the amount of which outstanding balance shall be retained by Manager), Working Capital, Inventories and Fixed Asset Supplies shall remain the property of Owner throughout the term of this Agreement. Upon Termination, Manager shall return to Owner the Working Capital and any unused Inventories and Fixed Asset Supplies, except for Inventories and Fixed Asset Supplies purchased by Manager under Section 10.02.

                               END OF ARTICLE VII

                                 ARTICLE VIII

                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

     8.01 Repairs and Maintenance
          -----------------------

     Manager shall maintain each Hotel in good repair and condition and in conformity with applicable laws and regulations and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

     8.02 Repairs and Equipment Reserve
          -----------------------------

     A. Manager shall establish and maintain, on a consolidated basis, an escrow reserve account ("Repairs and Equipment Reserve" or the "Reserve") in a bank designated by Owner and reasonably satisfactory to Manager (or in a liquid investment account such as a money market account, as determined by Manager in its reasonable judgment after consulting with Owner) to cover the cost of FF&E Replacements consisting of:

          1. Replacements and renewals to the FF&E of a Hotel (including communication systems and computer systems), and

          2. Certain routine repairs and maintenance to the building structures of a Hotel the cost of which is normally capitalized under generally accepted accounting principles such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like, but which are not alterations, improvements, renewals or replacements to the structure of the building or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, the cost of which are Owner's sole responsibility under Section 8.03.

          3. Lease payments for any FF&E and motor vehicles that are leased instead of purchased and not treated as Deductions pursuant to paragraph 15 of the definition of Operating Profit.

     B. As of the Closing Date Seven Million Six Hundred Ninety Thousand Six Hundred Eighty Dollars ($7,690,680) is held by Manager in the Reserve. On the Closing Date, an additional Seven Million Dollars ($7,000,000.00) will be added by Owner to the amount already in the Reserve. No deduction and transfer into the Reserve will be required to the extent that such deduction, when added to amounts already in the Reserve, would make the then balance exceed the gross amount of the transfers for the previous eight (8) Fiscal Years (except no such calculation will include the contribution to the Reserve made on the Closing
Date). Any amounts held in the Reserve may be allocated as between the Hotels and may be applied as set forth in this Article VIII without regard to the source of such amounts. Any interest which accrues on any amounts held in the Reserve shall be retained therein without reduction of Owner's obligation to contribute thereto.

     C. Manager shall from time to time make (1) such replacements and renewals to each Hotel's FF&E, and (2) such repairs to each Hotel building of the nature described in Section 8.02A2, as it deems necessary, up to the balance in the Reserve. No expenditures will be made other than expenditures for approved or deemed approved FF&E Replacements pursuant to

Section 8.02D (or Section 8.03) and, except as provided in Section 8.02E, no expenditures shall be made in excess of the balance in the Reserve without the prior approval of Owner; provided, however, that (i) Manager may effect emergency repairs necessary to prevent further loss or damage without such approval, and (ii) Manager may, in its sole discretion, expend up to Ten Thousand Dollars ($10,000) per Hotel (as adjusted upward each Fiscal Year to reflect the percentage increase in the Consumer Price Index announced for November of the immediately preceding Fiscal Year over the Consumer Price Index announced for November 1996, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase or decrease in such amount over the previous Fiscal Year) in each Fiscal Year with respect to matters not contemplated in the Repairs and Equipment Estimate. At the end of each Fiscal Year, any amounts remaining in the Repairs and Equipment Reserve shall be carried forward to the next Fiscal Year. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be deposited in the Reserve without reduction of Owner's obligation to contribute thereto. Upon the termination of a particular Hotel Term prior to Termination of this Agreement as to all Hotels, Manager shall disburse to Owner from the Reserve the amount held in the Reserve that is properly allocable to the Affected Hotel or Severance Hotel, as applicable, after payment by Manager of all charges properly payable out of the Reserve with respect to the particular Affected Hotel or Severance Hotel (unless Manager will continue operating such Hotel, in which case Manager shall transfer the amount held in the Reserve properly allocable to such Hotel to a new account for the benefit of the new owner of the Hotel). Upon Termination of this Agreement as to all Hotels and after payment by Manager of all charges properly payable out of the Reserve, Manager shall pay to Owner all amounts held in the

Reserve unless Manager will continue operating some or all of the Hotels, in which case Manager shall transfer all amounts held in the Reserve properly allocable to the Hotels Manager will continue operating, to one or more new accounts for the benefit of the new owner(s) of such Hotels. If for any reason Manager is prohibited, in contradiction to the terms stated above, from transferring such Reserve funds to one or more new accounts for the benefit of the new owner(s), then Manager shall be entitled, in addition to the transfers into the Reserve provided in Section 8.02B, to transfer from Gross Revenues into the new Reserve account an amount equal to Twenty-One Thousand, Six Hundred Dollars ($21,600) (as adjusted upward each Fiscal Year to reflect the percentage increase in the Consumer Price Index announced for November 1996, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase or decrease in such amount over the previous Fiscal
Year) for each Hotel that Manager will continue to manage for such new owner(s). Manager, in its reasonable discretion, and subject to the exceptions stated below, shall decide whether to purchase or lease any Replacement FF&E or motor vehicles used in transporting Hotel guests, in each case only if such items are approved or deemed approved FF&E Replacements pursuant to Section 8.02D unless the fair market value of same, together with all other expenditures made under subpart (2) above, does not exceed in the aggregate the limit set forth for any Hotel in subpart (2) above. If Manager enters into any lease of Replacement FF&E or motor vehicles used in transporting Hotel guests, it shall do so on Owner's behalf and as Owner's agent; or, upon Manager's recommendation and request, Owner shall directly enter into such leases. Notwithstanding the foregoing, Manager shall not and shall not require Owner to enter into any lease other than
(i) Telephone Leases, (ii) Computer Leases, (iii) TV System Leases, (iv) FF&E Leases, and (v) leases of vehicles used in transporting Hotel guests. With respect to FF&E Leases only, Manager shall be required to obtain Owner's prior written approval before entering into or requesting that Owner enter into any FF&E Lease, if (a) the fair market value of the FF&E with respect to all FF&E Leases relating to each Hotel (including those being entered into) would exceed at any time Two Hundred Thousand Dollars ($200,000) (as adjusted upward each Fiscal Year to reflect the percentage increase in the Consumer Price Index announced for November, 1996, provided that if such percentage increase is a negative number in any given Fiscal Year, then there shall be no increase or decrease in such amount over the previous Fiscal Year) in respect of such Hotel, (b) the FF&E to be covered by such FF&E Lease is FF&E that is not customarily leased in the hotel industry in the United States, or (c) such FF&E Lease is on payment terms (including the amounts and schedule of payments) that would be materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. With respect to TV System Leases only, Manager shall be required to obtain Owner's prior written approval before entering into or requesting the Owner enter into any TV System Lease, if
(a) the equipment to be covered by such TV System Lease is not customarily leased in the hotel industry in the United States or (b) such TV System Lease is on payment terms (including the amounts and schedule of payments) that would be materially more favorable to the lessor thereof than payment terms customary in the hotel industry in the United States for similar leases. In cases described in the preceding two sentences, Owner's approval shall not be unreasonably withheld; provided, however, that the failure of any Lender to approve such leasing proposal shall justify Owner in withholding its approval.

     D. Manager shall annually prepare a written estimate ("Repairs and Equipment

Estimate") of the FF&E Replacements that Manager in good faith believes to be necessary during the current Fiscal Year and shall submit such Repairs and Equipment Estimate to Owner at the same time it submits the Annual Operating Projection described in Section 9.03. Additionally, Manager may, at any time and from time to time, prepare and submit to Owner a supplemental Repairs and Equipment Estimate (each, a "Supplemental Repairs and Equipment Estimate"). The Repairs and Equipment Estimate (and, if applicable, any Supplemental Repairs and Equipment Estimate") shall be prepared on a consolidated basis showing proposed expenditures as to each Hotel and the Hotels collectively. Such Repairs and Equipment Estimate and any Supplemental Repairs and Equipment Estimate shall also indicate the estimated time schedule for the making of such replacements and renewals. Owner shall review the Repairs and Equipment Estimate and Supplemental Repairs and Equipment Estimate submitted in good faith by Manager. If Owner shall fail to notify Manager within sixty (60) days of receipt of either or any thereof of its disapproval of any item in the proposed Repairs and Equipment Estimate or Supplemental Repairs and Equipment Estimate, as applicable, for any Hotel, then the Repairs and Equipment Estimate or Supplemental Repairs and Equipment Estimate, as applicable, for each such Hotel shall be deemed approved. If Owner shall disapprove such Repairs and Equipment Estimate or Supplemental Repairs and Equipment Estimate, as applicable, or any particular FF&E Replacement described in any such estimate, as to one or more or all of the Hotels within sixty (60) days of the receipt thereof, then, notwithstanding any such disapproval, Manager shall be entitled to make those FF&E Replacements described in any such estimate that are required to enable each Hotel to be or remain in substantial compliance with Manager's standards generally employed for Courtyard by Marriott hotels, taking into account, among other factors, any new standards being rolled out by Manager at substantially all Courtyard by Marriott Hotels; and such required FF&E Replacements shall be deemed approved by Owner for all purposes hereunder.

     E. Manager shall transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues during each Fiscal Year. These percentage contributions for the Repairs and Equipment Reserve are estimates. As the Hotels age, these percentages may not be sufficient to keep the Reserve at the levels necessary to make the replacements and renewals to one or more or all of the Hotels' FF&E, or to make the repairs to the Hotel buildings of the nature described in Section 8.02A2, which are required to maintain the Hotels in accordance with Manager's standards for Courtyard by Marriott hotels. If the approved or deemed approved Repairs and Equipment Estimate and Supplemental Repairs and Equipment Estimate or, if not the whole of any such estimate but any particular FF&E Replacement described in any such estimate, prepared in good faith by Manager exceeds the available funds in the Repairs and Equipment Reserve, Manager shall have the right to increase the contribution to the Reserve in Fiscal Years 1999 and 2000 up to an amount equal to six percent (6%) of Gross Revenues, and to increase the contribution to the Reserve in Fiscal Years 2001 and thereafter to seven percent (7%) of Gross Revenues. If additional monies are needed Owner will:

          1. Agree to increase the annual percentage in this Section 8.02 to provide the additional funds required, or

          2. Provide outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Deductions; or

          3. Provide the additional funds required itself (in which case such lump-sum contribution plus interest (at the Prime Rate plus one percentage point (1%) per annum), shall be reimbursed to Owner from Gross Revenues in equal installments over the period of the next five (5) calendar years beginning as of the date of such contribution, and such installment repayments shall be Deductions).

     A failure or refusal by Owner to agree to either 1, 2, or 3 above within a sixty (60) day period after Manager's request therefor shall entitle Manager, within sixty (60) days after such failure or refusal, to notify Owner that it will terminate this Agreement as to all Hotels then subject to this Agreement as of a date six (6) month's after the date of Manager's written notice to Owner. If Manager does not so notify Owner, it shall continue to manage the Hotels in question as provided under this Agreement without the increase in the percentage contribution to the Reserve. If Owner agrees to 2 or 3 above but fails to provide the additional funds as to any Hotel within thirty (30) days after requested by Manager, then Manager may, at its option, terminate this Agreement as to any Hotel for which funds were not provided as of a date six (6) months after the date of Manager's notice, reduce Owner's share of Available Cash Flow by such amount and apply such funds to the approved or deemed approved FF&E Replacements or continue to manage the Hotels without making such FF&E Replacements. Until such time as all amounts owing under the Loan Agreement or Qualified Refinancing are paid in full (or deemed paid in full pursuant to the Collateral Assignment), the portions of the annual contribution transferred into the Reserve in excess of five percent (5%) of Gross Revenues in any Fiscal Year shall be subordinated to payment of Qualifying Debt Service, during such Fiscal Year and subsequently paid into the Reserve pursuant to Section 5.02.

     8.03 Building Alterations, Improvements, Renewals, and Replacements
          --------------------------------------------------------------

     A. Manager shall prepare an annual estimate of aggregate expenditures necessary for alterations (including major repairs), improvements, renewals, and replacements (which alterations, improvements, renewals and replacements are not among those referred to in Section 8.02A2) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of each of the Hotel buildings (the "Building Estimate") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection is submitted. Additionally, Manager may, at any time and from time to time, prepare and submit to Owner a Supplemental Building Estimate (each, a "Supplemental Building Estimate"). The Building Estimate (and, if applicable any Supplemental Building Estimate) shall be prepared on a consolidated basis showing proposed expenditures as to each Hotel and the Hotels collectively. Manager shall not make any expenditures for such purposes until Owner approves or is deemed to have approved the Building Estimate or Supplemental Building Estimate, or any particular item described in any such estimate; provided that if such alterations, improvements, renewals, or replacements to the Hotels are required by reason of any law, ordinance, regulation or order of a competent governmental authority, or are otherwise required for the continued orderly operation of the Hotels, Manager shall give Owner notice thereof and shall be authorized to take appropriate remedial action without such approval if Owner does not act. Owner shall bear the cost of all such alterations, improvements, renewals or replacements by either:

          1. Providing outside financing for the additional funds required, in which event the principal and interest payments on such financing shall constitute Qualifying Debt Service, or

          2.   Providing the additional funds required itself.

     B. If Owner shall fail to notify Manager within sixty (60) days of receipt of the proposed Building Estimate or any Supplemental Building Estimate of its disapproval of the proposed Building Estimate or any Supplemental Building Estimate or Supplemental Building Estimate, as applicable, for any Hotel, then the Building Estimate for each such Hotel shall be deemed approved. If Owner shall disapprove the Building Estimate or any Supplemental Building Estimate or any particular item described in any such estimate as to one or more or all of the Hotels within sixty (60) days after it has been submitted, then, notwithstanding any such disapproval, Manager shall be entitled to make those alterations, improvements, renewals, and replacements that are required to enable each Hotel to be or remain in substantial compliance with Manager's standards generally employed for Courtyard by Marriott hotels, taking into account, among other factors, any new standards being rolled out by Manager, and such required alterations, improvements, renewals, and replacements shall be deemed approved by Owner for all purposes hereunder. If Owner shall fail to provide funds for expenditures that were approved or deemed approved within thirty (30) days after requested by Manager, then Manager may, at its option, terminate this Agreement as to any Hotel for which funds were not provided as of a date six (6) months after the date of Manager's notice, use funds from the Reserve to make the approved or deemed approved alterations, improvements, renewals, and replacements, or continue to manage the Hotel or Hotels without making such alterations, improvements, renewals, and replacements. If Owner does not approve the Building Estimate or any Supplemental Building Estimate as to one (1) or more or all of the Hotels within sixty (60) days after it has been submitted, Manager shall have the option of terminating this Agreement as to those Hotels as to which agreement was not reached upon giving thirty (30) days written notice to Owner as of a date six (6) months after the date of such notice.


     8.04  Liens
           -----

     Manager and Owner severally shall use their best efforts to prevent any mechanics and materialmen liens from being filed against any Hotel which arise from any such alterations, improvements, renewals or replacements in or to such Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be paid for by the Owner. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

     8.05  Ownership of Replacements
           -------------------------

     All alterations, improvements, renewals or replacements made pursuant to
Article VIII shall be the property of Owner.

                              END OF ARTICLE VIII

                                  ARTICLE IX

                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

     9.01  Books and Records
           -----------------

     A. Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Owner may at reasonable intervals upon five (5) business day's notice during Manager's normal business hours examine such records. Within seventy-five (75) days following the close of each Fiscal Year, Manager shall furnish Owner a statement in reasonable detail summarizing Hotel operations for such Fiscal Year and a certificate of Manager's chief accounting officer or his designee certifying that such year-end statement is true and correct. The parties shall promptly by cash payment make any adjustments in the amounts paid one another for such Fiscal Year needed because of the final figures set forth in such statement with a reduction in the amount of any adjustments to be made by Manager in the amount of any Paid Over Amounts with respect thereto. If Owner desires at its own expense to audit such statement and supporting records, Owner shall begin such audit within ninety
(90) days following its receipt of such statement and complete such audit within ninety (90) days thereafter. If Owner does not make such an audit, then such statement shall be deemed to be conclusively accepted by Owner as being correct, and Owner shall have no right thereafter, except in the event of fraud by Manager or as provided in Section 9.01.B, to question or examine the same. If any audit by Owner discloses an understatement of any amounts due Owner, Manager shall immediately pay Owner such amounts found to be due plus interest thereon at the Prime Rate plus one (1) percentage point. If, however, the audit discloses that Manager has not received any amounts due it, Owner shall pay Manager such amounts plus interest thereon at the Prime Rate plus one (1) percentage point. Any dispute concerning the correctness of an audit shall be settled by arbitration in accordance with
Section 16.02.

     B. If Owner's audit discloses an error in total payment of amounts due Owner for any Fiscal Year so audited that is in excess of five percent (5%), Manager shall pay for the cost of Owner's audit. In addition, in such event, Owner may audit the statement of Hotel operations and supporting records for the two (2) preceding Fiscal Years. Owner shall bear the cost of such audit, except for the cost for any such Fiscal Year in which the audit discloses an error in excess of five percent (5%) in the payment of amounts due Owner. Any error or dispute shall be handled as set forth in Section 9.01A.

     C. All statements shall be prepared on a consolidated basis rather than on an individual Hotel basis, except that Manager will provide on request unaudited summary statements on a per Hotel basis in a format typically prepared by Manager. In addition, Manager shall furnish such reports on consolidated groups of Hotels as Owner's Lenders may reasonably request and such reports as may be required under any ground leases for the Hotels.

     9.02  Hotel Accounts, Expenditures
           ----------------------------

     A. All funds derived from operation of the Hotels shall be deposited in one or more banks and in one or more accounts approved by Owner. Withdrawals from said accounts shall be made only by representatives of Manager whose signatures have been authorized. Reasonable petty cash funds shall be maintained at each Hotel.

     B. All payments made by Manager hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided by Owner pursuant to Section 7.01. Manager shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Manager shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Manager as a result of its operation and management of the Hotels pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available for that purpose from the operation of the Hotels.

     9.03  Annual Operating Projection
           ---------------------------

     A. Manager shall submit to Owner for its review no later than January 15 of each Fiscal Year an "Annual Operating Projection." Such projection shall project, on a consolidated basis, the estimated Gross Revenues, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotels, taking into account the applicable market areas and the integration of the Hotels into the Courtyard by Marriott hotel system. Manager shall use its best efforts to adhere to the Annual Operating Projection. It is understood, however, that the Annual Operating Projection is an estimate only and unforeseen circumstances such as, but not limited to, those relating to costs of labor, material, services and supplies, casualty, operation of law, economic and market conditions and Acts of God may make adherence to the Annual Operating Projection impracticable and therefore Manager shall have the right to depart therefrom for such causes or other similar causes.

     B. If Owner intends to sell or finance one or more of the Hotels, Manager shall upon request, provide a forecast for such Hotels for the next five (5) Fiscal Years.

     9.04  Operating Losses:  Credit
           -------------------------

     A. To the extent there is an Operating Loss for any Accounting Period, additional funds in the amount of any such deficiency shall be provided by Owner within ten (10) days if Manager gives written notice to Owner of such Operating Loss. To the extent Manager elects not to so collect or Owner does not so forward upon request, such additional funds may be withheld from distributions of Operating Profit otherwise payable to Owner.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                               END OF ARTICLE IX

                                   ARTICLE X

                           TRADEMARK AND TRADE NAME
                           ------------------------

     10.01 Courtyard by Marriott Name
           --------------------------

     A. During the term of this Agreement, each Hotel shall be known as a Courtyard by Marriott, with such additional identification as may be necessary to provide local identification. If the name of the Courtyard by Marriott hotel system is changed, Manager shall have the right to change the name of the Hotel to conform thereto. The names "Marriott" and "Courtyard by Marriott" when used alone or in connection with another word or words and the Marriott or Courtyard trademarks, trade names, symbols, logos and designs shall in all events remain the exclusive property of Marriott or its subsidiaries or Affiliates and its or their successors or assigns, and nothing contained herein shall confer on Owner the right to use the Marriott or Courtyard names, trademarks, trade names, symbols, logos or designs otherwise than in strict accordance with the terms of this Agreement. Except as provided in Section 10.02, upon Termination, any use of or right to use the Marriott or Courtyard names, trademarks, trade names, symbols, logos or designs by Owner shall cease forthwith and Owner shall promptly remove from each Hotel at Owner's cost any signs or similar items that contain the Marriott or Courtyard names, trademarks, trade names, symbols, logos, or designs.

     B. Included under the terms of this Article are all trademarks, service marks, trade names, symbols, logos, or designs used in conjunction with the Hotels, including, but not limited to, restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" or "Courtyard" name. All use of such marks by Owner under this Agreement inures to the benefit of Manager whether or not the marks are registered and regardless of the source of the mark.

     10.02 Purchase of Inventories and Fixed Asset Supplies
           ------------------------------------------------

     A. Upon Termination, either of this entire Agreement or for a given Hotel, Manager shall have the option, to be exercised within thirty (30) days after Termination, to purchase, at their then book value, any items of such Hotel's Inventories and Fixed Asset Supplies as may be marked with the Marriott, Courtyard by Marriott, or Courtyard names or any Marriott or Courtyard trademark, trade name, symbol, logo or design. If Manager does not exercise such option, Owner will use any items not so purchased exclusively in connection with the Hotel in which they are located until they are consumed.

     B. During the term of this Agreement and thereafter, for so long as Owner is known as Courtyard by Marriott Limited Partnership, Owner and its Affiliates whose names incorporate the name "Courtyard" or "Marriott" may use such names to the extent necessary on their legal or business documents. Upon Termination of this Agreement as to all Hotels, Owner shall not use or cause its Affiliates to use the words "Courtyard" or "Marriott" on any stationery, advertising or other means of identification except as used in the name "Courtyard by Marriott Limited Partnership" unless specifically agreed to in a written agreement.

     10.03 Breach of Covenant
           ------------------

     Manager and/or Affiliates shall have the right, in case of any breach of covenants of Article X by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. This Article X shall survive Termination.

     10.04 Computer Software and Equipment
           -------------------------------

     A. Any computer software (including upgrades and replacements) that is owned by Manager, Marriott International, Inc., any Affiliate of Marriott, International Inc., or the licensor of any of them and that is located at any of the Hotels, is proprietary to Manager, Marriott, International, Inc., such Marriott International, Inc. Affiliate, or the licensor of any of them, whichever is applicable, and shall in all events remain the exclusive property of Manager, Marriott International, Inc., such Marriott International, Inc. Affiliates, or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Owner the right to use any such software.

     B. Upon Termination as to any particular Hotel and upon Termination of this Agreement, Manager shall have the right to remove from the Hotel or Hotels, as applicable, without compensation to Owner, (1) any computer software (including upgrades and replacements), including without limitation, the PMS, MARSHA, Passport, RMS, and certain sales package software, owned by Manager, Marriott International, Inc., any Affiliate of Marriott International, Inc., or the licensor of any of them, and (2) any computer equipment utilized as part of a centralized reservation system or owned by a party other than Owner, except any computer equipment leased to Owner pursuant to a financing lease as provided for in Article VIII.

     C. Manager shall, upon Termination as to any particular Hotel Term and upon Termination of this Agreement, provide Owner with a hard copy of the data stored in the software described in Section 10.04A.

                               END OF ARTICLE X

                                   ARTICLE XI

                                    HOTELS
                                    ------

     11.01 Payment of Ground Rent and Other Charges
           ----------------------------------------

     Owner covenants to properly pay and discharge (i) any ground rent due under any ground leases (including any Marriott Ground Leases but taking into account any provisions therein or in any other document to which the Marriott Ground Lessors are parties for deferral or subordination of ground rent) applicable to any of the Hotels, and (ii) any payments and charges in the ordinary course of the business of the Hotels necessary to ensure continued operation of the Hotels by the Manager; provided, however, that Owner irrevocably directs Manager to pay and discharge all payments and charges as set forth in clauses (i) and (ii) and Manager agrees to make such payment (a) to the extent of availability of Gross Revenues after payments of or accrual for all other Deductions in the case of any ground lease other than an Marriott Ground Lease and payments due and charges incurred under (ii) above, and (b) to the extent of the availability of Available Cash Flow and according to the order of disbursement of Available Cash Flow pursuant to Section 5.02 in the case of the Marriott Ground Leases.

     11.02 Management of Hotels
           --------------------

     A. Manager shall manage the Hotels under standards comparable to those prevailing for other Courtyard by Marriott hotels and for all activities in connection therewith that are customary and usual to such an operation.

     B. Manager shall have the option to terminate this Agreement with respect to a given Hotel at any time upon one hundred twenty (120) days' written notice to Owner in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any license or permit that materially affects the operation of the Hotel provided
(i) such withdrawal or revocation is not the fault of Manager, but is due to circumstances beyond Manager's reasonable control; and (ii) all applicable appeals to higher governmental authorities regarding such withdrawal or revocation have been exhausted, and Manager has made every reasonable effort to obtain a substitute license or permit that would allow for the continued operation of the Hotel as a first-class facility.

     11.03 Chain Services
           --------------

     A. Manager shall, beginning with the Effective Date and thereafter during the Term of this Agreement, cause Chain Services to be furnished to each Hotel.

     B. Costs and expenses incurred in the providing of Chain Services shall be allocated on a fair and equitable basis among all Courtyard by Marriott hotels owned, leased, operated or managed by Manager in the United States which benefit from these services. Such allocation shall be made without regard to any "caps" or other limitations on the amount which Manager may charge to a given hotel, pursuant to agreements which Manager may have with the owner of such hotel. Any excess of that portion of such costs and expenses which is fairly allocated to a given hotel over the "cap" which may be in effect with regard to that hotel shall be paid by Manager from its own funds and shall not be a Deduction. Manager shall make no profit from amounts paid for Chain Services. In no event will the total charge for all of the Chain Services which are described in the definition of Chain Services in Section 1.01 (exclusive of reservation system services), for any given Fiscal Year, exceed five percent (5%) of Gross Revenues for such Fiscal Year. The parties hereby stipulate that the limitation set forth in the preceding sentence is intended to apply only to the services which are currently listed (as of the Effective Date) in the definition of Chain Services in Section 1.01; accordingly, if there are types of expenditures which were originally treated as Deductions (other than pursuant to Paragraph 9 of the definition of "Operating Profit" in Section 1.01), but which are later determined to be more properly treated as Chain Services, such expenditures shall be treated as Deductions pursuant to said Paragraph 9 of the definition of "Deductions" without regard to the aforesaid limitation. If services currently provided as Chain Services are subsequently determined to be appropriately charged as Deductions, the cost of the services will continue to be considered as a Chain Service cost in determining the total charge allowed under the "cap" of five percent (5%) of Gross Revenues.

     11.04 Owner's Right to Inspect
           ------------------------

     Owner, its mortgagees, and their respective agents shall have access to any Hotel at any and all reasonable times for the purpose of protecting the same against fire or other casualty, prevention of damage to such Hotel, inspection, making repairs, or showing such Hotel to prospective purchasers, tenants, or mortgagees.

                               END OF ARTICLE XI

                                  ARTICLE XII

                                   INSURANCE
                                   ---------

     12.01 Property Insurance
           ------------------

     A. Manager shall, commencing with the applicable Initial Term of each Hotel under Section 4.01 and thereafter during the applicable Hotel Term, procure and maintain, with insurance companies of recognized responsibility approved by Owner in its reasonable discretion, a minimum of the following insurance:

           1. Insurance on each Hotel (including contents) against loss or damage by all perils included in "all risk" (as such term is commonly used in the insurance industry) coverage, in an amount not less than one hundred percent (100%) (exclusive of excavation and foundations) of the replacement cost thereof, except that if such 100% replacement cost coverage is not available on reasonable rates and terms, then such insurance shall be in an amount not less than ninety percent (90%) of the replacement cost of each Hotel;

           2. Earthquake and flood insurance, if available on reasonable rates and terms;

           3. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes, and sprinklers, to the extent applicable, installed in each Hotel; and

           4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Sections 12.01.A.1, 2, and 3 for a period of not less than one (1) year after the occurrence.

     B. All policies of insurance required under Section 12.01.A shall be carried in the name of Manager; Owner shall be named as an additional insured; the holder of all mortgages on a Hotel shall be named as mortgagees or loss payees; any losses thereunder shall be payable to the parties as their respective interests may appear.

     12.02 Operational Insurance
           ---------------------

     Manager shall, commencing with the applicable Initial Term of each Hotel under Section 4.01 and thereafter during the Term, procure and maintain, with insurance companies of recognized responsibility approved by Owner in its reasonable discretion or by legally qualifying as a self insurer in the state where the Hotel is located, the following insurance:

     A. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Manager's employees at each Hotel;

     B. Fidelity bonds, with reasonable limits to be determined by Manager, covering its employees in job classifications normally bonded in the other hotels it operates under the Courtyard by Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Manager and Owner mutually agree it is necessary for each Hotel;

     C. Comprehensive general public liability insurance, including liquor liability insurance if available on reasonable rates and terms, against claims for personal injury, death, and property damage occurring on, in, or about each Hotel, and automobile insurance on vehicles operated in conjunction with each Hotel, with a combined single limit of not less than One Hundred Million Dollars ($100,000,000) for each occurrence for personal injury, death, and property damage, except that if such $100,000,000 of coverage is no longer available on reasonable rates and terms, the combined single limit for each occurrence shall be not less than Fifty Million Dollars ($50,000,000); and

     D. Such other insurance in amounts as Owner or Manager in their reasonable judgment deems advisable for protection against claims, liabilities, and losses arising out of or connected with the operation of the Hotels or as reasonably required by Owner's lenders holding first mortgages on the Hotels.

     12.03 Coverage
           --------

     All insurance described in Sections 12.01 and 12.02 may be obtained by Manager by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Deductible limits and retentions shall be as provided in the blanket policies covering the hotels operated by Manager under the Courtyard by Marriott name in the United States. Manager and its Affiliates may (if they have legally qualified to do so) self-insure or otherwise retain such risks.
All insurance shall be of a type and in amounts and with such deductible limits and self-insured retentions as are generally established at the other hotels Manager and its Affiliates own or operate under the Courtyard by Marriott name in the United States.

     12.04 Cost and Expense
           ----------------

     Insurance premiums and any costs or expenses (including any deductibles) with respect to the insurance described in Sections 12.01 and 12.02 shall be Deductions in determining Operating Profit. Premiums on policies for more than one (1) year shall be charged pro rata over the period of the policies. The expenses incurred in maintaining Manager's self-insurance program shall be charged on an equitable basis to the hotels participating in such programs. Any reserves, losses, costs, damages, or expenses that are uninsured shall be treated as a cost of insurance and shall be Deductions in determining Operating Profit. Upon Termination, an escrow fund in a reasonable amount acceptable to Manager and Owner shall be established from

Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any deductible limits or self-insured retentions and all other costs that might eventually have to be paid by Manager with respect to pending or contingent claims, including those that arise after Termination for causes arising during the term of this Agreement.

     12.05 Policies and Endorsements
           -------------------------

     A.    Where permitted, all insurance provided under Sections 12.01 and
12.02 shall name Owner, Manager, any landlord, and any lender or mortgagee designated by Owner as additional insureds as their interests may appear. Manager shall deliver to Owner or, upon Owner's request, to any landlord, lender, or mortgagee certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies.

     B. All certificates of insurance provided for under this Article shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder.

                              END OF ARTICLE XII

                                 ARTICLE XIII

                                     TAXES
                                     -----

     13.01  Real Estate and Personal Property Taxes
            ---------------------------------------

     A. All real estate and personal property taxes, levies, assessments and similar charges on or relating to each Hotel (the "Impositions") during the term of this Agreement, including any such amounts which shall be required to be paid pursuant to ground leases, shall be paid by Manager from Gross Revenues, before any fine, penalty, or interest is added thereto or lien placed upon any Hotel or this Agreement, unless payment thereof is in good faith being contested and enforcement thereof is stayed. Any such payments shall be a Deduction in determining Operating Profit. Owner shall, within five (5) days of receipt, furnish Manager with copies of any official tax bills and assessments which it may receive with respect to any of the Hotels. Owner or Manager may initiate proceedings to contest any Imposition, and all reasonable costs of such contest shall be paid from Gross Revenues and treated as a Deduction.


                              END OF ARTICLE XIII

                                  ARTICLE XIV

                                HOTEL EMPLOYEES
                                ---------------
     14.01  Employees
            ---------

     A. All personnel employed at each Hotel shall at all times be the employees of or otherwise provided by the Manager. Manager shall have absolute discretion to hire, fire, promote, supervise, direct and train all employees at each Hotel, to fix their compensation and, generally, establish and maintain all policies relating to employment.

     B. Manager shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting each Hotel in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Manager except in accordance with usual practices of the hotel and travel industry.

     C. At Termination, either of this entire Agreement or with respect to a given Hotel, other than (i) by reason of a default of Manager hereunder, (ii) at Manager's option (except as a result of Owner's default) or (iii) upon the expiration of all Renewal Terms, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Manager for all costs and expenses incurred by Manager in terminating its employees at the affected Hotels, such as reasonable transfer costs, or severance pay, unemployment compensation and other employee liability costs arising out of the termination of employment of Manager's employees at such Hotel or of all the Hotels, as the case may be.

                               END OF ARTICLE XIV

                                   ARTICLE XV

                     DAMAGE, CONDEMNATION AND FORCE MAJEURE
                     --------------------------------------

     15.01  Damage and Repair
            -----------------

     A. If, during the term hereof, any of the Hotels are damaged or destroyed by fire, casualty or other cause, Owner shall, at its cost and expense and with all reasonable diligence, repair or replace the damaged or destroyed portion of such Hotel to the same condition as existed previously. To the extent available, proceeds from the insurance described in Section 12.01 shall be applied to such repairs or replacements. In the event that a Hotel is so damaged or destroyed that Owner reasonably determines that it cannot be repaired or replaced within 12 months of the fire, casualty or other cause, Owner shall have the option, upon sixty (60) days' written notice to Manager, to terminate this Agreement with respect to such Hotel, and the Manager shall be entitled to the Termination Fee provided by Section 4.02.

     B. If damage or destruction to any Hotel from any cause materially and adversely affects the operation of such Hotel and Owner fails to promptly commence and complete the repairing, rebuilding or replacement of the same (other than with respect to a Hotel as to which a termination is effected under Section 15.01A above) so that such Hotel shall be substantially the same as it was prior to such damage or destruction, Manager may elect to terminate this Agreement with respect to such Hotel upon sixty (60) days' written notice, whereupon Manager shall be entitled to the Termination Fee provided by Section 4.02.

     15.02  Condemnation
            ------------

     A. If all or substantially all of any Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of such Hotel shall be so taken, but the result is that if Owner deems it unreasonable in its reasonable judgment to continue to operate such Hotel, this Agreement shall terminate and Manager shall be entitled to the Termination Fee provided by
Section 4.02. In order to provide funds with which to pay the Termination Fee, Owner shall initiate such proceedings against the condemning authorities to recover any damages to which it may be entitled. Manager shall have no independent right to bring any action claiming damages or an award as a result of a condemnation.

     B. If a portion of any Hotel shall be taken as a result of one of the events described in Section 15.02A, or an entire Hotel is affected on a temporary basis, and as a result it is not unreasonable to continue to operate such Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render such Hotel equivalent to its condition prior to such event shall be used to such purpose; the balance of such award, if any, shall be retained by Owner.

     15.03  Force Majeure
            -------------

     A. If Acts of God, acts of war, civil disturbance, or governmental action make it impractical for either Owner or Manager to perform any of its respective obligations hereunder, such obligation shall be suspended until it is again possible for the affected party to perform it. In addition, if such an event makes, in Manager's reasonable judgment, continued operation of a Hotel impractical for more than a temporary period, then Manager may terminate this Agreement as to such Hotel on sixty (60) days' written notice to Owner.

     B. The provisions of Section 15.03A shall not apply to the specific provisions of this Agreement regarding (i) damage or destruction, (ii) condemnation, and (iii) withdrawal or revocation of licenses or permits.

                               END OF ARTICLE XV

                                  ARTICLE XVI

                                    DEFAULTS
                                    --------
     16.01  Defaults
            --------

     The following shall constitute "events of default" to the extent permitted by applicable law:

     A. The failure of either party to make any payment required to be made in accordance with the terms hereof within ten (10) days after written notice that such payment has not been made; or

     B. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after notice of said failure or, if such default is not susceptible of being cured within thirty (30) days, the failure to commence said cure within thirty
(30) days and thereafter to complete said cure within a commercially reasonable time; or

     C. If by order of a court of competent jurisdiction a receiver or liquidator of the property of either party shall be appointed and shall not be dismissed within sixty (60) days after such appointment; or

     D. If either party shall be liquidated or dissolved (other than a technical dissolution of Owner as a result of an event such as the withdrawal of a general partner or the naming of a new general partner of Owner) or if either party shall file a voluntary bankruptcy seeking liquidation or dissolution or if a petition or an answer proposing the liquidation or dissolution of either party under the Federal Bankruptcy Code or any similar law, federal or state, shall be filed in, and approved by, any court; or

     E. If any of the creditors of either party shall file a petition to liquidate or dissolve such party pursuant to the Federal Bankruptcy Code or any similar law, federal or state, and if such petition shall not be discharged or denied within sixty (60) days after the date on which such petition was filed.

     16.02  Remedies
            --------

     A. It is the intention of the parties that this Agreement shall be non-terminable in the event of a default hereunder unless it can be shown that any other remedy afforded by law or equity is inadequate. Accordingly, if either party alleges that the other party has committed an act of default hereunder, the party alleging such default shall first serve a notice and demand upon the other party outlining the facts of the alleged default and requesting specific performance, damages or other appropriate relief. Such other party shall have ten (10) days within which to reply and may either accede to the demand or dispute the same in whole or in part.

     B. If the party alleged to be in default accedes to the other party's demand, it shall:

            1. In the event of a non-monetary default, cure the default within thirty (30) days, or, if such default is not susceptible of being cured within thirty (30) days, promptly commence to cure the default and thereafter diligently pursue such effort to completion; or

          2. In the event of a monetary default, pay the amount demanded within ten (10) days.

     C. Except for an event of default occurring under Section 16.01C, D or E, if the party alleged to be in default disputes the claim or demand of the party claiming the default within said ten (10) days and if the parties are unable to reconcile such dispute within the following thirty

(30) days, or if the party alleged to be in default acknowledges the default but fails to cure same within the applicable time period, then the matter shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. Any decision rendered therein shall be final and binding upon all parties. Judgment may be entered upon such award in any court having jurisdiction thereunder. Nothing herein shall grant any arbitrator authority to amend or modify this Agreement.

     D. If the party alleged to be in default neither accedes to nor disputes the demand, such party shall be deemed to have admitted the default and the appropriateness of the requested relief.

                              END OF ARTICLE XVI

                                  ARTICLE XVII

                         WAVIER AND PARTIAL INVALIDITY
                         -----------------------------

     17.01  Waiver
            ------

     Failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     17.02  Partial Invalidity
            ------------------

     If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Manager or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII

                                   ASSIGNMENT
                                   ----------

     18.01  Assignment
            ----------
     A. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other, except as follows:

            1. Manager may assign its interest in this Agreement to any of its Affiliates that directly or indirectly through one or more intermediaries (i) owns a majority interest in Manager, (ii) a majority interest of which or the managing member or general partner of which is owned by Manager, or (iii) a majority of which or the general partner of which is owned by or is under common control with Manager, and any such assignee shall be deemed to be the Manager for the purposes of this Agreement;

            2. Manager may sublease shops or grant concessions at the Hotel so long as the terms of any such subleases or concessions do not exceed the term of this Agreement;

            3. Manager may transfer or assign its interest in this Agreement without such consent in connection with a merger, consolidation, or sale of all or substantially all of the assets of Marriott International, Inc.; and

            4. Owner may assign or transfer its interest in this Agreement without such consent in connection with an approved sale of all of the Hotels
(i) under Section 19.02B2 or (ii) to any wholly-owned Affiliate or Subsidiary of Owner which assumes all the rights, duties and obligations of Owner pursuant to this Agreement.

     B. If either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by either Owner or Manager of its interest in this Agreement shall not relieve Owner or Manager, as the case may be, from their respective obligations under this Agreement, and shall inure to the benefit of, and be binding upon, their respective successors, heirs, legal representatives, or assigns.

     18.02  Collateral Assignment
            ---------------------

     Owner may from time-to-time collaterally assign its interest under this Agreement to secure indebtedness under the Loan Agreement or under any extensions, modifications, replacements or refinancings of such indebtedness.
In connection with any such collateral assignment, the Manager shall, on request of any Lender or Lenders under the Loan Agreement or Qualified Refinancing, enter into such supplemental agreements as may obligate Manager to (i) comply with any reasonable reporting requirements of the Lender; (ii) provide such Lenders with notice of any default by Owner hereunder and thereafter permit such Lenders to effect a cure thereof within a reasonable period; (iii) supply such Lender with copies of any notices or other communications contemplated by this Agreement from Manager to Owner; (iv) subordinate the Manager's interest in this Agreement to the rights of such Lenders upon foreclosure of any mortgage, deed of trust, security agreement or like instrument against the Hotels or by a deed in lieu of foreclosure so long as such Lenders enter into the written nondisturbance agreement described in Section 3.02; (v) attorn to and recognize such Lenders or their assignees as being the Owner, according to the terms set forth in Section 3.02B, hereunder upon conveyance of title to the Hotels to such Lenders or assignees, whether such conveyance is upon foreclosure of a mortgage, deed of trust, security agreement or like instrument or by a deed in lieu of foreclosure; and (vi) containing such other provisions as are customary for the protection of Owner and Lenders.

                              END OF ARTICLE XVIII

                                  ARTICLE XIX

                                 SALE OF HOTELS
                                 --------------

     19.01  Right of Sale by Owner
            ----------------------

     A. Owner reserves the right at all times and from time-to-time to sell any one or more or all of the Hotels subject, however, in each such case, to the rights of the Manager provided by Section 19.02. Upon any such proposed sale, the Owner shall send a notice thereof to the Manager at least thirty (30) days prior to the date on which such sale is proposed to close. Such notice shall set forth: (i) the name, address and business of the proposed purchaser, (ii) the proposed sales price or method by which such price is to be determined and (iii) whether or not it is proposed that the provisions of this Agreement remain in effect.

     19.02  Rights of Manager Upon Sale of Hotels
            -------------------------------------

     A. Except as provided in Sections 19.02B and 19.02C, this Agreement will terminate as to a particular Hotel upon the conveyance of title of the Hotel or Hotels in question and the simultaneous payment to the Manager of its Termination Fee as provided in Section 4.02.

     B. In the event the Owner sells a Hotel, such sale will be, at Owner's election, either:

            1. Free and clear of this Agreement, in which event this Agreement shall terminate as to such Hotel and the Manager shall be entitled to payment of its Termination Fee as provided in Section 4.02 simultaneously with conveyance of title to such Hotels; provided, however, that Owner may not prior to December 31, 2001 sell more than fifteen (15) Hotels free and clear of this Agreement; or

            2. Subject to the continuation in effect of management by Manager under a Severance Management Agreement to Manager, in which event the Manager may either

(a) consent to the continuation in effect of such management or (b) cause the termination of this Agreement as to such Hotel and require the payment of a Termination Fee as provided in Section 4.02 simultaneously with the conveyance of title to the Hotels if, in its sole discretion, Manager reasonably believes and so notifies the Owner within thirty (30) days after notice of the proposed closing of sale, that any one or more of the following is true: (i) the proposed purchaser is a competitor of Manager or any Affiliate of the Manager, (ii) the business character and reputation of the proposed purchaser has not been firmly established or (iii) the financial condition and prospects of the proposed purchaser may not be adequate to the discharge of the obligations of Owner pursuant to this Agreement;

     C.     Notwithstanding the provisions of Section 4.02 hereof and this
Section 19.02, no Termination Fee shall be due or payable in the event a Hotel or Hotels are sold, condemned or destroyed and the Manager or an Affiliate thereof continues to manage such Hotel or Hotels, whether or not pursuant to this Agreement.

     D. In the event this Agreement is terminated in its entirety upon a sale of all of the Hotels, Owner shall repay to Manager simultaneously with the conveyance of title to such Hotels, any and all indebtedness, if any, owing by Owner to Manager excepting, however, any Deferred Incentive Management Fees and any Deferred Secondary Courtyard Management Fee.

     E. If this Agreement is terminated in part only with respect to the sale of one or more Hotels, Owner shall, as a condition to the effectiveness of such termination, repay to Manager simultaneously with the conveyance of title to such Hotels, that fraction of any indebtedness (other than any Deferred Incentive Management Fee which shall continue to be owing in accordance with the terms of this Agreement), if any, owing to Manager of which the numerator is the Gross Revenues attributable to the Hotel or Hotels being sold for the most recently concluded Fiscal Year, and the denominator of which is the Gross Revenues attributable to all the Hotels for such Fiscal Year.

                               END OF ARTICLE XIX

                                  ARTICLE XX


                             INTENTIONALLY OMITTED
                             ---------------------

                                  ARTICLE XXI

                                 MISCELLANEOUS
                                 -------------

     21.01     Right to Make Agreement
               -----------------------

     Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereunder shall violate any provision of law or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

     21.02     Consents
               --------

     Wherever in this Agreement the consent or approval of Owner or Manager is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. Except as otherwise provided, if either Owner or Manager fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given.

     21.03     Agency
               ------

     The relationship of Owner and Manager shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Manager's agency established by this Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the term of this Agreement, except as provided herein.

     21.04     Confidentiality
               ---------------

     The parties agree that matters set forth in and all information, budgets and reports generated as a result of this Agreement are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the written consent of the other party except as may be reasonably necessary (i) to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotels, (ii) in connection with Owner's financing of the Hotels or any sale of any Hotel, (iii) in connection with a sale of a controlling interest in Owner, Manager, or Marriott International, Inc., (iv) in connection with an audit or other investigation conducted pursuant to this Agreement or the Owner's or Manager's interest in any of the Hotels, (v) in connection with a foreclosure sale on Owner's interest in the Hotels, or (vi) as required by any law, rule, regulation or judicial process, or by any regulatory or supervisory authority having jurisdiction over the parties or their Affiliates. Notwithstanding, the parties may give such confidential information to their accountants, lawyers, consultants, advisors, so long as all such information sent to such parties is marked with a confidentiality notice reasonably acceptable to Manager. No confidential information shall be given to prospective purchasers or prospective lenders, unless such persons agree to keep such information confidential. Provided, however, that (i) Owner, shall implement procedures to restrict the dissemination of information to the Lenders concerning revenues per available rooms, Gross Revenues, Operating Profit, and occupancy and room rate statistics of individual Hotels to the extent reasonably practicable, giving due regard to the desire of Lenders to have access to such information and to the requirements of applicable securities laws, and (ii) any disclosure of information in any offering memorandum, prospectus, or registration statement or other filing which is accessible to the general public required under applicable law or to any prospective holder of the Securities concerning revenues per available rooms, Gross Revenues, Operating Profit, occupancy and room rate statistics of individual Hotels shall be made in Regions to be
                                                           -------------
specified in a format with no identification as to which information applies to
---------
which Hotel, but which may refer to the Hotels on a Property by Property basis under which each Hotel is identified by a code (e.g., "Property A", "Property B", etc.) and by its region. Notwithstanding the foregoing, any such offering memorandum, prospectus, registration or other filing required under applicable law or given to any prospective Lender or holder of Securities related to a loan secured by Hotel(s), may identify a Hotel (without coding) by specific location, number of rooms, date of opening, appraised value, average occupancy, average daily room rate, and revenue per available rooms, and such other information as is required by applicable securities laws.

     21.05     Applicable Law
               --------------

     This Agreement shall be construed under and shall be governed by the laws of the State of Maryland (without reference to choice of law doctrine), and the parties irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Maryland.

     21.06     Other Operations
               ----------------

     Nothing herein contained shall be construed to prohibit, limit or restrict Manager or any of its affiliated companies from developing, owning, operating, managing, leasing or franchising, either directly or indirectly, any Marriott hotel, Marriott Suites, Marriott Inn, Courtyard by Marriott, Fairfield Inn, Residence Inn, Towneplace Suites, or any other lodging or related facility of any kind or nature, including without limitation, conference centers, timeshares and vacation clubs, in the market area where any of the Hotels are located.

     21.07     Headings
               --------

     Headings of articles and sections are inserted only for convenience and are not to be construed as a limitation on the scope of the particular articles or sections to which they refer.

     21.08     Notices
               -------

     Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified mail, registered mail, or Express Mail service, postage prepaid, return receipt requested:

     To Owner:
     --------

     Courtyard by Marriott Limited Partnership
     c/o Host Marriott Corporation
     10400 Fernwood Road
     Bethesda, Maryland 20817
     Attention: Law Department 923

     with copies to:
     --------------

     Courtyard by Marriott Limited Partnership
     c/o Host Marriott Corporation
     10400 Fernwood Road
     Bethesda, Maryland 20817
     Attention: Asset Management Department /908


     To Management Company:
     ---------------------

     Courtyard Management Corporation
     c/o Marriott International, Inc.
     10400 Fernwood Road

     Bethesda, Maryland  20817
     Attention: Law Department/Lodging Operations 52/923

     with copies to:
     --------------

     Courtyard Management Corporation
     c/o Marriott International, Inc.
     10400 Fernwood Road
     Bethesda, Maryland  20817
     Attention: Chief Financial Officer, Dept. 51/933.15

or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed shall for purposes of establishing that the sending party complied with the applicable time limitations set forth herein be deemed to have been served as of five (5) days after said posting, but shall not be binding on the addressee until received.

     21.09     Environmental Matters
               ---------------------

     A. Manager shall indemnify, defend and hold Owner and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the placing, discharge, leakage, use or storage of Hazardous Materials, in violation of applicable Environmental Laws, on the land underlying any Hotel by Manager's employees, representatives or agents during the term of this Agreement. Regardless of whether or not a given Hazardous Material is permitted on such land under applicable Environmental Law, Manager shall only bring on such land such Hazardous Materials as are needed in the normal course of business of the Hotel.

     B. In the event of the discovery of Hazardous Materials on any portion of the land underlying any Hotel or in a Hotel during the Term of this Agreement, Owner shall (except to the extent such removal is Manager's responsibility pursuant to Section 21.09A) promptly remove (if required by applicable Environmental Laws) such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. Owner shall (except to the extent that the removal of such Hazardous Materials is Manager's responsibility pursuant to Section 21.09A) indemnify, defend and hold Manager and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation related thereto) arising from the presence of Hazardous Materials on the land underlying any Hotel and in any Hotel.

     C. All costs and expenses of the removal of Hazardous Materials from the land underlying any Hotel or in any Hotel pursuant to Section 21.09B, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Manager pursuant to the indemnity set forth in the last sentence of Section 21.09B, shall be paid by Owner from its own funds, not as a Deduction nor from the FF&E Reserve, and shall be treated as an expenditure by Owner pursuant to
Section 8.03.

     21.10     Offerings
               ---------

     No reference to Manager or to any of its Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (herein collectively referred to as the "Prospectus"), issued by Owner or one of its Affiliates, which is designed to interest potential investors (debt or equity) in one or more or all of the Hotels, unless Manager has previously received a copy of all such references. However, regardless of whether Manager does or does not so receive a copy of all such references, neither Manager nor any of its Affiliates will be deemed an issuer or obligor or guarantor in respect of any securities described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Manager agrees in advance, the Prospectus will not include: (i) any proprietary marks of Manager or any of its

Affiliates; or (ii) except as required by applicable securities laws, the text of this Agreement. Owner shall be entitled, however, to include in the Prospectus an accurate summary of this Agreement. With respect to any offering not registered under any federal or state securities law, if there are no legal requirements pursuant to which such information must be publicly disclosed, appropriate measures shall be taken to ensure that entities or individuals receiving such Prospectus shall acknowledge the confidentiality of such information. Owner shall indemnify, defend and hold Manager and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation related thereto) arising out of any Prospectus or the offering described therein.

     21.11     Memorandum of Management Agreement
               ----------------------------------

     Owner and Manager shall, simultaneously with the execution of this Agreement, execute memoranda or short forms of this Agreement containing the names of the parties, legal descriptions for the land on which the Hotels are located, the term of this Agreement, and such other provisions as either party may require in such forms as may be required for recording purposes in each jurisdiction in which a Hotel is located. The cost and expense of recording the memoranda, short forms or, where necessary, a duplicate original of this Agreement shall be borne by Owner. Each party agrees that it will not record this Agreement in its entirety unless such a recording is required to protect the rights of either party or unless required by applicable law.

     21.12     Entire Agreement
               ----------------

     This Agreement, with other writings signed by the parties stated to be supplemental thereto and instruments to be executed and delivered pursuant to the Agreement, constitute the entire agreement between the parties, supersede all prior understandings and writings, and may be changed only by writings signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Attest:                                  COURTYARD BY MARRIOTT LIMITED
                                         PARTNERSHIP
                                         BY:  CBM ONE CORPORATION,
                                         General Partner



                                         By:
--------------------------------            ---------------------------------
Assistant Secretary                         Vice President



Attest:                                  COURTYARD MANAGEMENT
CORPORATION



                                         By:
--------------------------------            ---------------------------------
Assistant Secretary                         Vice President

                                   EXHIBIT A
                                   ---------


                 THE PARTNERSHIP'S COURTYARD BY MARRIOTT HOTELS
                               WITH OPENING DATES

                                                                Opening
Property #   Property Name                        State          Date
-----------  --------------------------------  -----------    ----------

1A1          ATLANTA - WINDY HILL                  GA          10/22/83
1A2          ATLANTA - PEACHTREE DUNWOODY          GA          10/15/83
1A3          ATLANTA - NORTHLAKE                   GA          01/28/84
1A4          AUGUSTA                               GA          03/30/84
1A5          COLUMBUS                              GA          06/30/84
1A6          ATLANTA - PEACHTREE CORNERS           GA          06/01/85
1A8          SAVANNAH                              GA          12/21/85
1AB          RALEIGH - WAKE FOREST ROAD            NC          12/30/86
1B2          MONTGOMERY                            AL          12/20/86
1B5          ATLANTA EXECUTIVE PARK                GA          04/18/87
1B6          ATLANTA - DELK ROAD                   GA          12/20/86
1B7          NASHVILLE/BRENTWOOD                   TN          10/04/86
1B8          MEMPHIS PARK AVE EAST                 TN          11/01/86
1B9          WEST MELBOURNE                        FL          03/06/87
1C2          CHARLOTTE/ARROWOOD                    NC          05/16/87
1C3          TALLAHASSEE                           FL          08/01/87
1C7          MIAMI AIRPORT - WEST                  FL          12/20/87
1D1          ROCKVILLE                             MD          07/25/87
1D2          LANDOVER - NEW CARROLLTON             MD          01/02/86
1D3          FAIR OAKS                             VA          04/19/86
1D4          GREENBURGH - TARRYTOWN                NY          01/06/88
1D5          HERNDON - RESTON                      VA          05/05/87
1D6          VIRGINIA BEACH                        VA          12/28/86
1D8          BALTIMORE - HUNT VALLEY               MD          11/03/86
1D9          BROOKFIELD - RICHMOND                 VA          12/30/86
1E1          HARTFORD - WINDSOR                    CT          05/30/87
1E2          HAMPTON                               VA          08/10/87
1E3          VALLEY FORGE                          PA          07/11/87
1G3          DETROIT WARREN                        MI          04/26/86
1G4          DETROIT TROY                          MI          06/14/86
1G7          DETROIT SOUTHFIELD                    MI          07/19/86
1G8          COLUMBUS - DUBLIN                     OH          11/29/86
1G9          CINCINNATI BLUE ASH                   OH          11/15/86
1H1          DETROIT DEARBORN                      MI          12/06/86
1H2          CHICAGO NAPERVILLE                    IL          12/20/86
1H5          COLUMBUS - CROSSWOODS                 OH          05/25/87
1J1          PLEASANTON                            CA          09/27/86

                                                                Opening
Property #   Property Name                        State          Date
-----------  --------------------------------  -----------    ----------

1J3          SACREMENTO - RANCHO CORDOVA           CA          12/06/86
1J4          SAN FRANCISCO AIRPORT                 CA          12/20/86
1J7          FREMONT                               CA          03/14/87
1J8          BUENA PARK                            CA          12/30/86
1J9          SANTA ANA                             CA          08/29/87
1K3          PHOENIX AIRPORT                       AZ          05/26/87
1M1          ARLINGTON                             TX          03/20/87
1M2          DALLAS - LAS  COLINAS                 TX          04/18/87
1M3          DALLAS ADDISON                        TX          05/12/87
1M4          LBJ NORTHWEST                         TX          06/27/87
1M5          BEDFORD                               TX          06/06/87
1M6          SAN ANTONIO MED CENTER                TX          06/22/87
1M7          SAN ANTONIO AIRPORT                   TX          07/25/87

                                   EXHIBIT B
                                   ---------



                    COURTYARD BY MARRIOTT LIMITED PARTNERS
                      ADJUSTED SALES PROCEEDS/BASE PRICES
                                   EXHIBIT B



                                                                         Adjusted                 Base
Property #    Property Name                           State           Sale Proceeds              Prices
----------    ----------------------------------      -----           -------------              ------
   1B2        MONTGOMERY                                AL               $1,424,494              $6,952,174
   1K3        PHOENIX AIRPORT                           AZ                1,566,700               9,043,478
   1J4        SAN FRANCISCO AIRPORT                     CA                2,257,677               6,782,610
   1J1        PLEASANTON                                CA                2,352,278               7,856,522
   1J3        SACRAMENTO - RANCHO CORDOVA               CA                2,333,844               6,217,391
   1J7        FREMONT                                   CA                2,097,440               8,534,783
   1J8        BUENO PARK                                CA                1,633,347               4,917,391
   1J9        SANTA ANA                                 CA                1,939,637               4,352,174
   1E1        HARTFORD-WINDSOR                          CT                2,030,187               6,613,043
   1B9        WEST MELBOURNE                            FL                1,329,892               4,239,130
   1C7        MIAMI AIRPORT - WEST                      FL                1,283,503               4,973,913
   1C3        TALLAHASSEE                               FL                1,514,639               7,630,435
   1A2        ATLANTA - PEACHTREE DUNWOODY              GA                1,991,698               4,917,391
   1A1        ATLANTA - WINDY HILL                      GA                1,726,328               5,256,522
   1A6        ATLANTA - PEACHTREE CORNERS               GA                2,181,509               5,539,130
   1A5        COLUMBUS                                  GA                1,650,363               4,804,348
   1B6        ATLANTA - DELK ROAD                       GA                1,548,265               6,330,435
   1A8        SAVANNAH                                  GA                1,612,279               5,595,652
   1A4        AUGUSTA                                   GA                2,010,943               4,069,565
   1A3        ATLANTA - NORTHLAKE                       GA                1,820,929               4,578,261
   1B5        ATLANTA EXECUTIVE PARK                    GA                1,660,289               8,365,217
   1H2        CHICAGO NAPERVILLE                        IL                1,842,604               6,952,174
   1D2        LANDOVER - NEW CARROLLTON                 MD                2,181,307               3,673,913
   1D1        ROCKVILLE                                 MD                1,403,629               8,026,087
   1D8        BALTIMORE - HUNT VALLEY                   MD                1,687,434               4,634,783
   1H1        DETROIT DEARBORN                          MI                2,105,949               8,082,609
   1G3        DETROIT WARREN                            MI                1,992,103               6,952,174
   1G7        DETROIT SOUTHFIELD                        MI                1,954,425               6,613,043
   1G4        DETROIT TROY                              MI                2,280,162               6,839,130
   1AB        RALEIGH - WAKE FOREST ROAD                NC                2,110,609               6,556,522
   1C2        CHARLOTTE/ARROWOOD                        NC                1,879,878               5,426,087
   1D4        GREENBURGH-TARRYTOWN                      NY                3,249,272               9,269,565
   1G8        COLUMBUS - DUBLIN                         OH                1,422,063               7,347,826
   1H5        COLUMBUS - CROSSWOODS                     OH                1,612,076               7,800,000
   1G9        CINCINNATI BLUE ASH                       OH                2,238,230               7,743,478
   1E3        VALLEY FORGE                              PA                1,571,359               8,082,610
   1B8        MEMPHIS PARK AVE EAST                     TN                1,424,290               5,482,609
   1B7        NASHVILLE/BRENTWOOD                       TN                1,287,149               5,991,304
   1M6        SAN ANTONIO MED CENTER                    TX                1,516,664               4,747,826
   1M3        DALLAS ADDISON                            TX                1,338,198               7,065,217
   1M2        DALLAS - LAS COLINAS                      TX                2,420,140               7,291,304
   1M4        LBJ NORTHWEST                             TX                1,308,824               7,856,522
   1M5        BEDFORD                                   TX                1,589,186               7,630,435
   1M7        SAN ANTONIO AIRPORT                       TX                1,552,115               6,047,826
   1M1        ARLINGTON                                 TX                2,002,232               8,986,957
   1E2        HAMPTON                                   VA                1,953,412               5,313,043
   1D6        VIRGINIA BEACH                            VA                2,063,612               4,917,391
   1D5        HERNDON - RESTON                          VA                1,568,928               7,856,522
   1D3        FAIR OAKS                                 VA                1,613,697               6,047,826
   1D9        BROOKFIELD - RICHMOND                     VA                1,654,212               8,195,652
                                                                    ---------------          --------------

                                                                        $90,790,000            $325,000,000
                                                                    ===============          ==============